UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TARGANTA THERAPEUTICS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 28, 2008

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Monday June 2, 2008, at 10:00 A.M. local time, at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110.

At this year’s meeting, you are asked to elect two Class I Directors and to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The accompanying Notice of Meeting and Proxy Statement describe the proposals being put to the vote of Targanta Therapeutic Corporation’s stockholders at this year’s meeting. We urge you to read this information carefully.

Your Board of Directors unanimously believes that the election of its nominees as Directors and the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm are in the best interest of Targanta Therapeutics Corporation and its stockholders and accordingly recommends votes FOR Item 1 and Item 2 on the enclosed proxy card.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided, complete your proxy by calling the toll-free telephone number listed on the enclosed proxy voting instructions card, or complete your proxy via the Internet at the Internet address listed on the enclosed proxy voting instructions card. If the address on the accompanying material is incorrect, please advise the Company in writing at 222 Third Street, Suite 2300, Cambridge, MA 02142, Attention: Daniel S. Char.

For the Board of Directors,

Mark W. Leuchtenberger

President, Chief Executive Officer and

Member of Board of Directors

TARGANTA THERAPEUTICS CORPORATION

222 THIRD STREET, SUITE 2300

CAMBRIDGE, MASSACHUSETTS 02142-1122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2008

To the Stockholders of Targanta Therapeutics Corporation:

Our Annual Meeting of Stockholders will be held at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110, on Monday, June 2, 2008, at 10:00 a.m. local time, for the following purposes:

1.        To elect two (2) Class I Directors, each to serve a term of three (3) years;

2.        To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.        To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 4, 2008 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

IF YOU PLAN TO ATTEND:

If you plan to attend, please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

By Order of the Board of Directors,

Daniel S. Char, Secretary

Cambridge, Massachusetts

April 28, 2008

TO ENSURE YOUR REPRESENTATION AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE; (2) BY COMPLETING YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY VOTING INSTRUCTIONS CARD; OR (3) BY COMPLETING YOUR PROXY VIA THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE ENCLOSED PROXY VOTING INSTRUCTIONS CARD. RETURNING A PROXY WILL NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

TARGANTA THERAPEUTICS CORPORATION

222 THIRD STREET, SUITE 222

CAMBRIDGE, MASSACHUSETTS 02142-1122

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2008

This Proxy Statement is furnished to the stockholders of Targanta Therapeutics Corporation, a Delaware corporation (“Targanta” or the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 2, 2008 (the “Annual Meeting”), and any adjournment or adjournments thereof. A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about April 28, 2008.

Only holders of record of the Company’s Common Stock at the close of business on April 4, 2008, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. On the record date, the Company had issued and outstanding 20,969,257 shares of common stock, $0.0001 par value per share (the “Common Stock”). Each share of Common Stock is entitled to one vote.

Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Company’s Secretary at any time before it is exercised.

Quorum. The presence at the meeting, in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of capital stock entitled to vote at the meeting will be necessary to constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock held by such broker will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is the record holder of Common Stock returns a signed proxy, the shares of Common Stock held by such broker will be considered present at the meeting and will be counted toward establishing a quorum. If a signed proxy is received from a broker that does not have discretionary authority to vote on one or more matters, the proxy will be considered a “broker non-vote” for that matter and will have the effects described in the following two paragraphs.

Voting Requirements for Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting at which a quorum is present. The two (2) nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of Class I Directors at the Annual Meeting will be elected as Class I Directors for three-year terms and until their respective successors have been duly appointed and qualified. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee will not be counted toward such nominee’s achievement of a plurality.

Voting Requirements for Other Matters. Assuming a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter will be required for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Abstentions, as well as broker “non-votes,” will not be considered to have been voted for the matter set forth immediately above and will have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

The Board of Directors does not know of any matter other than the election of Class I Directors and the ratification of the selection of the Company’s independent registered public accounting firm that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. The persons named as proxies, Mark W. Leuchtenberger and George A. Eldridge, were selected by the Board of Directors and are both officers of Targanta, while Mr. Leuchtenberger is also a Director. All proxies received pursuant to this solicitation where a choice is specified as to a proposal will be voted in accordance with such specification, except as to matters where authority to vote is specifically withheld. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR each of the nominees for election as Directors of the Company named in this Proxy Statement under the caption “Election of Directors” and (ii) FOR the ratification of the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, the Company’s directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone, facsimile, email and personal meetings. The Company may also engage a proxy solicitor to assist in the solicitation of proxies from stockholders.

SECURITIES OWNERSHIP OF

MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date (except as set forth below): (i) by each person who, to the knowledge of the Company, owned beneficially more than 5% of the 20,969,257 shares of Common Stock of the Company outstanding at such date; (ii) by each Director and nominee; (iii) by each executive officer identified in the Summary Compensation Table set forth below and each of the Company’s other executive officers and (iv) by the Directors, nominees and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	% of Class
Greater than 5% stockholders
InterMune, Inc. (2)	3,138,115	14.9%
3280 Bayshore Boulevard
Brisbane, CA 94005
Brookside Capital Partners Fund, L.P. (3)	2,771,682	13.2%
111 Huntington Avenue
Boston, MA 02199
Entities affiliated with QVT Financial (4)	2,582,236	12.3%
1177 Avenue of the Americas, 9th Floor
New York, NY 10036
Entities affiliated with Skyline Ventures (5)	2,307,973	11.0%
525 University Avenue, Suite 520
Palo Alto, CA 94301
Entities affiliated with OrbiMed Advisors (6)	1,919,165	9.1%
767 Third Avenue, 30th Floor
New York, NY 10017
Entities affiliated with VenGrowth Private Equity Partners (7)	1,697,290	8.1%
105 Adelaide Street West, Suite 1000
Toronto, ON M5H 1P9
Adage Capital Partners, L.P. (8)	1,082,866	5.2%
200 Clarendon Street, 52nd Floor
Boston, MA 02116
T2C2/Bio 2000, société en commandite (9)	1,051,954	5.0%
1550 Metcalfe Street, Suite 502
Montreal, Québec H3A 1X6
Executive Officers
Mark W. Leuchtenberger(10)	260,624	1.2%
George A. Eldridge (11)	57,030	*
Pierre E. Etienne, M.D. (12)	189,874	*
Mona L. Haynes (13)	8,937	*
Roger D. Miller (14)	33,765	*
Thomas R. Parr, Jr., Ph.D. (15)	96,561	*
Directors
Garen Bohlin (16)	15,265	*
Jeffrey Courtney (7)(17)	1,703,540	8.1%
William W. Crouse (18)	107,620	*
Eric M. Gordon, Ph.D. (5)(19)	2,314,221	11.0%
Dilip J. Mehta, M.D., Ph.D. (20)	1,029,896	4.9%
Jay Venkatesan, M.D. (21)	6,250	*
All executive officers and directors (including nominees) as a group (12 Persons)	5,823,930	26.6%

*	Represents beneficial ownership of less than 1% of the shares of Common Stock.

(1)	Except as otherwise indicated, addresses are c/o Targanta Therapeutics Corporation, 222 Third Avenue, Suite 2300, Cambridge, MA 02142.

(2)	Based on information in a Schedule 13G, dated February 13, 2008 and filed with the Securities and Exchange Commission (the “SEC”), consists of 2,989,980 shares of Common Stock and warrants exercisable within sixty days to purchase 148,134 shares of Common Stock held by InterMune, Inc. (“InterMune”). InterMune is a publicly held entity.

(3)	Based on information in a Schedule 13G, dated February 14, 2008 and filed with the SEC, consists of 2,667,987 shares of Common Stock and warrants exercisable within sixty days to purchase 103,695 shares of Common Stock held by Brookside Capital Partners Fund, L.P. Domenic J. Ferrante is the managing member of Brookside Capital Management, LLC, the sole general partner of Brookside Capital Investors, L.P., which is the sole general partner of Brookside Capital Partners Fund, L.P., and as such may be deemed to hold voting and dispositive power with respect to all shares of Common Stock held by Brookside Capital Partners Fund, L.P. Mr. Ferrante disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(4)	Based on information in a Schedule 13G, dated January 4, 2008 and filed with the SEC, consists of 215,925 shares of Common Stock held by Quintessence Fund L.P. (“Quintessence”), 1,073,346 shares of Common Stock held by QVT Overseas Ltd. (“QVT Overseas”), an aggregate of 935,914 shares of Common Stock held by QVT Associates LP and QVT Global II L.P. (each a “QVT Fund” and, collectively, the “QVT Funds”), and 357,051 shares of Common Stock held by a separate discretionary account managed by Deutsche Bank AG (the “QVT Separate Account”). QVT Financial LP (“QVT Financial”) is the investment manager for Quintessence, QVT Overseas, the QVT Funds and the QVT Separate Account and has the power to direct the vote and disposition of the Common Stock held by Quintessence, QVT Overseas, each of the QVT Funds and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 2,582,236 shares of Common Stock, consisting of the shares owned by Quintessence, QVT Overseas, the QVT Funds and the shares held in the QVT Separate Account. QVT Financial GP LLC, as general partner of QVT Financial, may be deemed to beneficially own the same number of shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as general partner of QVT Fund LP, Quintessence, and the QVT Funds may be deemed to beneficially own the aggregate number of shares of Common Stock owned by Quintessence and the QVT Funds, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 1,151,839 shares of Common Stock. Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares of Common Stock owned by Quintessence, QVT Overseas, the QVT Funds and held in the QVT Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of Common Stock owned by Quintessence and the QVT Funds, except to the extent of its pecuniary interest therein.

(5)

Based on information in a Schedule 13G, dated February 13, 2008 and filed with the SEC, consists of 1,699,311 shares of Common Stock and warrants exercisable within sixty days to purchase 69,326 shares of Common Stock held by Skyline Venture Partners Qualified Purchaser Fund IV, L.P., 505,998 shares of Common Stock and warrants to purchase 20,234 shares of Common Stock held by Skyline Venture Partners Qualified Purchaser Fund III, L.P. and 12,599 shares of Common Stock and warrants to purchase 503 shares of Common Stock held by Skyline Venture Partners III, L.P. John G. Freund and Yasunori Kaneka are the Managing Members of Skyline Venture Management III, LLC, which is the general partner of each of Skyline Venture Partners Qualified Purchaser Fund III, L.P. and Skyline Venture Partners III, L.P., and as such Messrs. Freund and Kaneka may be deemed to share voting and dispositive power with respect to all shares of Common Stock held by Skyline Venture Partners Qualified Purchaser Fund III, L.P. and Skyline Venture Partners III, L.P. Messrs. Freund and Kaneka are the Managing Members of Skyline Venture Management IV, LLC, which is the general partner of Skyline Venture Partners Qualified Purchaser Fund IV, L.P., and as such Messrs. Freund and Kaneka may be deemed to share voting and dispositive power with respect to all shares of Common Stock held by Skyline Venture Partners Qualified

Purchaser Fund IV, L.P. In addition, Eric M. Gordon, one of the Company’s Directors, is a partner at Skyline Ventures, and as such may be deemed to share voting and dispositive power with respect to all shares of Common Stock held by Skyline Venture Partners III, L.P., Skyline Venture Partners Qualified Purchaser Fund III, L.P. and Skyline Venture Partners Qualified Purchaser Fund IV, L.P. Each of Messrs. Freund and Kaneka and Dr. Gordon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(6)	Based on information in a Schedule 13G, dated February 14, 2008 and filed with the SEC, consists of 1,826,518 shares of Common Stock and warrants exercisable within sixty days to purchase 74,542 shares of Common Stock held by Caduceus Private Investments III, LP and 17,395 shares of Common Stock and warrants to purchase 709 shares of Common Stock held by OrbiMed Associates III, LP. Samuel D. Isaly is the Managing Member of OrbiMed Capital GP III LLC, the general partner of Caduceus Private Investments III, LP and the Managing Member of OrbiMed Advisors LLC, the general partner of OrbiMed Associates III, LP, and as such may be deemed to hold voting and dispositive power with respect to all shares of Common Stock held by Caduceus Private Investments III, LP and OrbiMed Associates III, LP. Mr. Isaly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(7)	Consists of 1,523,210 shares of Common Stock and warrants exercisable within sixty days to purchase 63,573 shares of Common Stock held by the VenGrowth Advanced Life Sciences Fund Inc. and 106,149 shares of Common Stock and warrants to purchase 4,358 shares of Common Stock held by the VenGrowth III Investment Fund Inc. Jeffrey Courtney, one of the Company’s Directors, is a General Partner, and each of Luc Marengere, Mike Cohen and Allen Lupyrypa is a Managing General Partner of VenGrowth Advanced Life Sciences Fund Inc. and VenGrowth III Investment Fund Inc., and as such Messrs. Courtney, Marengere, Cohen and Lupyrypa may be deemed to share voting and dispositive power with respect to all shares of Common Stock held by VenGrowth Advanced Life Sciences Fund Inc. and VenGrowth III Investment Fund Inc. Each of Messrs. Courtney, Marengere, Cohen and Lupyrypa disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(8)	Based on information in a Schedule 13G, dated November 21, 2007 and filed with the SEC, consists of 1,082,866 shares of Common Stock held by Adage Capital Partners, L.P. (“ACP”). ACP has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by it, which power may be exercised by its general partner, Adage Capital Partners GP, L.L.C. (“ACPGP”). Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, directs ACPGP’s operations. Neither ACPGP nor ACA directly owns any shares of Common Stock. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, ACPGP and ACA may be deemed to beneficially own the shares owned by ACP. Robert Atchinson and Phillip Gross, as managing members of ACA, have shared power to vote the Common Stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly owns any shares of Common Stock. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, each of Messrs. Atchinson and Gross may be deemed to beneficially own the shares beneficially owned by ACP.

(9)

Based on information in a Schedule 13G, dated April 28, 2008 and filed with the SEC, consists of 1,014,557 shares of Common Stock and warrants exercisable within sixty days to purchase 37,397 shares of Common Stock held by T2C2 /Bio 2000, société en commandite. Dr. Bernard Coupal is the President of Gestion T2C2 /Bio Inc., the general manager of Gestion T2C2 /Bio, s.e.c., which is the general partner of T2C2 /Bio 2000, société en commandite, and as such may be deemed to hold voting and dispositive power with respect to all shares of Common Stock held by T2C2 /Bio 2000, société en commandite. Dr. Coupal disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(10)	Consists of options exercisable within sixty days to purchase 260,624 shares of Common Stock held by Mark W. Leuchtenberger.

(11)	Consists of options exercisable within sixty days to purchase 57,030 shares of Common Stock held by George A. Eldridge.

(12)	Consists of options exercisable within sixty days to purchase 189,874 shares of Common Stock held by Pierre E. Etienne, M.D.

(13)	Consists of options exercisable within sixty days to purchase 8,937 shares of Common Stock held by Mona L. Haynes.

(14)	Consists of options exercisable within sixty days to purchase 33,765 shares of Common Stock held by Roger D. Miller.

(15)	Consists of options exercisable within sixty days to purchase 96,561 shares of Common Stock held by Thomas R. Parr, Jr., Ph.D.

(16)	Consists of options exercisable within sixty days to purchase 15,625 shares of Common Stock held by Garen Bohlin.

(17)	Consists of options exercisable within sixty days to purchase 6,250 shares of Common Stock held by Jeffrey Courtney.

(18)	Consists of 58,539 shares of Common Stock, warrants exercisable within sixty days to purchase 2,206 shares of Common Stock and options exercisable within sixty days to purchase 46,875 shares of Common Stock held by William W. Crouse.

(19)	Consists of options exercisable within sixty days to purchase 6,250 shares of Common Stock held by Eric M. Gordon, Ph.D.

(20)	Consists of 118,759 shares of Common Stock, warrants exercisable within sixty days to purchase 5,092 shares of Common Stock and options exercisable within sixty days to purchase 27,375 shares of Common Stock held by Dilip J. Mehta, M.D., Ph.D., and 418,597 shares of Common Stock and warrants exercisable within sixty days to purchase 20,738 shares of Common Stock held by Radius Venture Partners II, L.P.; 342,277 shares of Common Stock and warrants to purchase 16,957 shares of Common Stock held by Radius Venture Partners III Qualified Purchaser, L.P.; and 76,320 shares of Common Stock and warrants to purchase 3,781 shares of Common Stock held by Radius Venture Partners III, L.P. Dr. Mehta is a venture partner with Radius Ventures, and as such may be deemed to hold voting and dispositive power with respect to all shares of Common Stock held by entities affiliated with Radius Ventures. Dr. Mehta disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(21)	Consists of options exercisable within sixty days to purchase 6,250 shares of Common Stock held by Jay Venkatesan, M.D.

PROPOSAL 1

ELECTION OF DIRECTORS

No proxy may be voted for more people than the number of nominees set forth below. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for Mark W. Leuchtenberger or William W. Crouse (by writing that individual Director’s name where indicated on the proxy) will be voted FOR the election of Messrs. Leuchtenberger and Crouse, respectively. The Board of Directors knows of no reason why Messrs. Leuchtenberger or Crouse should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

Information Pertaining to Directors and Nominees

In accordance with the Company’s Fourth Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-laws, the Company’s Board of Directors is divided into three classes. Mark W. Leuchtenberger, one of the Company’s two Class I Directors, has served as a Director since September 2006 and William W. Crouse, the Company’s other Class I Director, has served as a Director since December 2005. The terms of Messrs. Leuchtenberger and Crouse expire as of the date of the Annual Meeting of Stockholders to be held in June 2008.

Each Director serves for a three-year term, with one class of Directors being elected at each Annual Meeting of Stockholders. Each Director holds office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

The following table sets forth for each nominee to be elected at the meeting, and for each Director who will continue to serve as a Director beyond the meeting, the year such nominee or Director was first elected as a Director, the positions currently held by such nominee or Director with the Company, the year such nominee’s or Director’s term will expire and the class of Director of such nominee or Director.

Nominee’s or Director’s Name (Year Nominee or Director First Became a Director)	Position(s) Held	Year Term Will Expire	Class of Director
Mark W. Leuchtenberger (2006)	President, Chief Executive Officer and Director	2008	I

William W. Crouse (2005)	Director	2008	I

Jeffrey Courtney (2005)	Director	2009	II

Jay Venkatesan, M.D. (2007)	Director	2009	II

Garen Bohlin (2007)	Director	2010	III

Eric M. Gordon, Ph.D. (2007)	Director	2010	III

Dilip J. Mehta, M.D., Ph.D. (2005)	Director	2010	III

Occupations of Directors and Executive Officers

The following table sets forth the nominees for Class I Directors to be elected at the Annual Meeting, the current Directors who will continue to serve as Directors beyond the meeting, and the current executive officers of the Company, their ages and the positions currently held by each such person with the Company:

Name	Age	Position
Mark W. Leuchtenberger	51	President, Chief Executive Officer and Director

George A. Eldridge	45	Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary

Pierre E. Etienne, M.D.	60	Chief Development Officer

Mona L. Haynes	50	Chief Commercial Officer

Roger D. Miller	58	Vice President, Operations and Manufacturing and Indianapolis Site Head

Thomas R. Parr, Jr., Ph.D.	54	Chief Scientific Officer and Montreal Site Head

Garen Bohlin (1, 3)	60	Director

Jeffrey Courtney (1, 2)	49	Director

William W. Crouse (2)	65	Director

Eric M. Gordon, Ph.D. (3)	62	Director

Dilip J. Mehta, Ph.D., M.D. (3)	75	Director

Jay Venkatesan, M.D. (1, 2)	36	Director

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Directors to be Elected at the Meeting

Mark W. Leuchtenberger has been the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors since September 2006. From March 2002 to August 2006, Mr. Leuchtenberger was President, Chief Executive Officer and a member of the board of directors at Therion Biologics Corporation, a private biopharmaceutical company. In the fourth quarter of 2006, Therion filed a petition under the federal bankruptcy laws, which was rejected. From October 1990 to January 2002, Mr. Leuchtenberger worked for Biogen, Inc. (now Biogen Idec Inc.), a publicly traded biopharmaceutical company, in various capacities, most recently as Vice President, International. From September 1987 to October 1990, Mr. Leuchtenberger worked for Bain and Company, most recently as a Senior Consultant. Mr. Leuchtenberger is on the Board of Directors of Epix Pharmaceuticals, Inc., where he is also a member of the Compensation Committee and the Nominating Committee. Mr. Leuchtenberger received an M.B.A. from the Yale School of Management and a B.A. in English from Wake Forest University.

William W. Crouse has served as a member of the Company’s Board of Directors since December 2005. Mr. Crouse is a General Partner of HealthCare Ventures, a firm that he joined in 1994. Prior to joining HealthCare Ventures, Mr. Crouse was Worldwide President of Ortho Diagnostic Systems and a Vice President of Johnson & Johnson International. Before joining Johnson & Johnson, Mr. Crouse was Division Director, DuPont Pharmaceuticals. Mr. Crouse serves on the Board of Directors of each of The Medicines Company and ULURU, Inc. Mr. Crouse received an M.B.A. from Pace University and a B.S. in Business Administration from Lehigh University.

Directors Whose Terms Extend Beyond the Meeting

Garen Bohlin has served as a member of the Company’s Board of Directors since May 2007. Mr. Bohlin is currently the Chief Operating Officer of Sirtris Pharmaceuticals, Inc., having served in that capacity since 2006. Prior to joining Sirtris, Mr. Bohlin served as President and Chief Executive Officer of Syntonix Pharmaceuticals, Inc. from 1999 to 2005. Prior to Syntonix, which was acquired by Biogen Idec in 2006, Mr. Bohlin spent 14 years in executive management at Genetics Institute, Inc. In his last role at Genetics Institute, Mr. Bohlin served as Executive Vice President with responsibility for most of the non-scientific areas of the company that comprised approximately half of the company’s then 1,600 employees. Mr. Bohlin played a leading role in structuring and implementing a strategic alliance with American Home Products (now Wyeth) that resulted in the eventual acquisition of Genetics Institute at an implied valuation of approximately $3 billion. Prior to Mr. Bohlin’s tenure at Genetics Institute, he was a Partner at Arthur Andersen & Co., where he spent 13 years. Mr. Bohlin currently serves as a Director and the Chair of the Audit Committee of Acusphere, Inc. Mr. Bohlin received a B.S. in Accounting and Finance from the University of Illinois.

Jeffrey Courtney has served as a member of the Company’s Board of Directors since December 2005. Mr. Courtney is a General Partner with VenGrowth Private Equity Partners Inc., where he has been since 2002. Mr. Courtney has more than 20 years of experience in the life sciences industry with in-depth expertise across multiple therapeutic areas in quality assurance, regulatory affairs, business development, marketing, and sales. Mr. Courtney has worked with both emerging and established life sciences firms, particularly within the sub-verticals of medical devices and pharmaceuticals. Mr. Courtney currently serves as a member of the Boards of Directors of VisualSonics, Inc., Axela Inc., Zelos Therapeutics, Inc, Kadmus Pharmaceuticals, Inc., Interface Biologics, Inc. and Xceed Molecular Inc. Mr. Courtney received a B.Sc. in Microbiology from the University of Guelph.

Eric M. Gordon, Ph.D. has served as a member of the Company’s Board of Directors since January 2007. Dr. Gordon is a partner at Skyline Ventures, where he has been since 2002. From 1998 to late 2002, Dr. Gordon worked at Sunesis Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, in various capacities, most recently as Senior Vice President of Research. From 1996 to 1998, Dr. Gordon was scientific co-founder, President and Chief Scientific Officer of Versicor (predecessor of Vicuron Pharmaceuticals, which was acquired by Pfizer in 2005). In 1992, he became Vice President of Research and Director of Chemistry at Affymax in Palo Alto, California and held that role until the company was sold to GlaxoSmithKline plc in 1995. Previously, Dr. Gordon was Head of Medicinal Chemistry at Bristol-Myers Squibb Company in Princeton, New Jersey, where he worked for 18 years. Dr. Gordon is on the Scientific Advisory Boards of the Cystic Fibrosis Foundation, the Organization for One World Health, Sirtris Pharmaceuticals, Inc., Sunesis Pharmaceuticals Inc. and Cytokinetics Inc. In 1997, Dr. Gordon was elected a Fellow of the American Association for the Advancement of Science. Dr. Gordon received a Ph.D. and a M.S. in Medicinal Chemistry from the University of Wisconsin in Madison and conducted post-doctoral work at Yale University.

Dilip J. Mehta, M.D., Ph.D. has served as a member of the Company’s Board of Directors since December 2005. Dr. Mehta has been a venture partner at Radius Ventures since June 2004. Dr. Mehta is the former Senior Vice President of United States Clinical Research at Pfizer Inc., a publicly traded biopharmaceutical company. In this role, Dr. Mehta was responsible for clinical research (Phase 1, 2 and 3), including the design and implementation of clinical protocols, statistical analysis and data processing, and submissions of new drug applications. Dr. Mehta currently serves on the Psychopharmacology Advisory Committee of the United States Food and Drug Administration, and is a member of the board of directors of Spectrum Pharmaceuticals, Inc., Avaan Therapeutics, Inc., and Bharat Serums & Vaccines Limited (located in India). Dr. Mehta received an M.D., an M.B.B.S., and a Ph.D. from the University of Bombay.

Jay Venkatesan, M.D. has served as a member of the Company’s Board of Directors since January 2007. Since January 2008, Dr. Venkatesan has been a Managing Partner at the investment management firm Ayer Capital, where he oversees all investment and business decisions. From 2002 to late 2007, Dr. Venkatesan was a

Director at Brookside Capital Partners. From July 1995 through August 1996, Dr. Venkatesan worked at Patricof & Co. Ventures, with a focus on life sciences investments. Dr. Venkatesan also worked at McKinsey & Company from August 1993 through June 1995, where he consulted on companies in the pharmaceutical, media and information technology industries. Dr. Venkatesan received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. from Williams College.

Named Executive Officers

George A. Eldridge has been the Company’s Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer since September 2006 and Assistant Secretary since December 2006. From September 2002 to September 2006, Mr. Eldridge was Senior Vice President and Chief Financial Officer at Therion Biologics Corporation, a private biopharmaceutical company. In the fourth quarter of 2006, Therion filed a petition under the federal bankruptcy laws, which was rejected. From August 2000 to May 2002, Mr. Eldridge was the Vice President of Finance and Chief Financial Officer of Curis, Inc., a publicly traded biopharmaceutical company and a successor company to Ontogeny, Inc. From April 1996 to August 2000, Mr. Eldridge was Vice President of Finance at Ontogeny, Inc., which merged with Creative BioMolecules, Inc. and Reprogenesis, Inc. to form Curis. From April 1993 to April 1996, Mr. Eldridge was Vice President, Corporate Development and Finance for Boston Life Sciences, Inc. From August 1990 to March 1993, Mr. Eldridge was an investment banker at Kidder Peabody & Co., Inc. Mr. Eldridge received an M.B.A. from the University of Chicago and a B.A. in Government and Economics from Dartmouth College.

Pierre E. Etienne, M.D. has served as the Company’s Chief Development Officer since September 2006. Dr. Etienne joined Targanta Therapeutics Inc., the Company’s Montreal, Québec based subsidiary (formerly PhageTech Inc.) as Chief Executive Officer in June 2003, serving in that role until September 2006. In addition, Dr. Etienne served as the Company’s Chief Executive Officer from its formation in December 2005 until September 2006. From 1996 to 2003, Dr. Etienne was a Vice President, World Wide Clinical Study Management at Pfizer Inc., a publicly traded biopharmaceutical company, where he was accountable for the clinical execution of all Phase 2 and Phase 3 trials. From 1989 to 1992, Dr. Etienne led the experimental medicine group at Pfizer U.S. Laboratories in Groton, Connecticut. From 1992 to 1996, Dr. Etienne led Pfizer’s United States early clinical research group. Dr. Etienne received an M.D. degree from Université de Liège, Belgium and trained in neurochemistry and psychiatry at McGill University in Montreal, Québec.

Thomas R. Parr, Jr., Ph.D. has served as the Company’s Chief Scientific Officer since January 2005. In December 2007, Dr. Parr also became the Site Head of the Company’s Montreal, Québec location. From May 2003 to December 2004, Dr. Parr was Vice President of Research at Adaptive Therapeutics, a private biopharmaceutical company. From May 2002 to May 2003, Dr. Parr served in various capacities at Embiosis Pharmaceuticals, formerly MicroGenomics, Inc., a private biopharmaceutical company, most recently as its President and acting Chief Executive Officer. From August 2001 to March 2002, Dr. Parr was Senior Director of Microbiology at Xenogen Corporation, a private biopharmaceutical company. From May 2000 to August 2001, Dr. Parr was Senior Director of Microbiology at Intrabiotics Pharmaceuticals, Inc., a private biopharmaceutical company. From 1997 to 2000, Dr. Parr was a Senior Microbiologist at Eli Lilly and Company. During his career, Dr. Parr has been involved in the development of several marketed and late-stage clinical candidates for both antibacterial and antifungal applications. Dr. Parr received a Ph.D. degree in Microbiology and Infectious Diseases from The University of Calgary, an M.A. in Philosophy from the University of Calgary and a B.A. in Biology and Philosophy from the University of Minnesota.

Additional Executive Officers

Mona L. Haynes has served as the Company’s Chief Commercial Officer since March 2008. From March 2006 to February 2008, Ms. Haynes served as Vice President, Marketing & Sales at Acusphere, Inc., where she led the company’s first commercialization efforts. From November 2001 to February 2006, Ms. Haynes was

Director, Marketing & Sales at Alkermes, Inc., and from January 1996 to November 2001, she was at Biogen, Inc., where she served in various sales and marketing positions, ending her tenure as Senior Director, Marketing. She began her marketing career at Baxter Healthcare Corporation in 1981, where she spent 15 years in roles spanning product marketing, market research and sales management. Ms. Haynes holds a B.A. in Economics/Mathematics from California State University, Long Beach, and an M.B.A. in Marketing Management from the University of Southern California.

Roger D. Miller has served as the Company’s Vice President, Operations and Manufacturing since January 2006 and, since June 2007, has also served as Site Head for the Company’s Indianapolis, Indiana facility. From December 2004 to January 2006, Mr. Miller served as Founder of AcquiRight, Due Diligence Partners, a consulting business that provided services to pharmaceutical business development professionals. Between November 1968 and December 2004, Mr. Miller held a variety of positions at Eli Lilly and Company. Mr. Miller spent his early career in Lilly’s research and development departments and moved into Lilly’s manufacturing department in 1982. Mr. Miller held director-level positions leading groups in the various functional areas at Lilly including: technical services, manufacturing, quality control, third party supply services and corporate due diligence, and most recently, quality assurance. From April 1997 to the present, Mr. Miller has served on the Board of Directors of Baptist Homes of Indiana, a not-for-profit continuing care retirement community based in Indiana. Mr. Miller received an M.S. in Physical Chemistry from Indiana University Purdue University at Indianapolis (IUPUI), an M.S. (M.B.A.) in Management from Purdue University and a B.A. in Chemistry from IUPUI.

Ms. Haynes and Mr. Miller became executive officers of the Company in 2008. Executive officers of the Company are elected by the Board of Directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or Directors of the Company.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS OF THE COMPANY AND ACCORDINGLY RECOMMENDS A VOTE FOR ITEM 1 ON THE ENCLOSED PROXY CARD.

Certain Relationships and Related Transactions

Series C Financing. On January 31 and February 16, 2007, the Company issued and sold (on an as-if exchanged basis) 2,361,017 shares of its Series C-1 Preferred Stock, 722,374 shares of its Series C-2 Preferred Stock and 5,975,176 shares of its Series C-3 Preferred Stock at a purchase price of $10.45157 per share in consideration of (i) gross cash proceeds of approximately $58.1 million, (ii) the conversion of previously issued convertible promissory notes in the aggregate amount of $24.6 million, including principal and accrued interest, and (iii) the conversion of $10.0 million of convertible notes payable to InterMune. This transaction was structured as a private placement to accredited investors exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The following table sets forth the number of shares purchased (on an as-exchanged basis) and the aggregate purchase price paid by investors holding five percent or more of the Company’s outstanding voting securities and/or affiliated with one or more members of the Company’s Board of Directors at the time of this transaction:

Investor	Related Party/ Relationship	Number and Type of Shares Purchased	Warrant to Purchase Shares of Series C-1 Preferred Stock	Aggregate Purchase Price(1)
Brookside Capital Partners Fund, L.P.	5% stockholder and, prior to January 1, 2008, affiliated with Jay Venkatesan	1,674,390 shares of Series C-3 Preferred Stock	82,956	$17,500,004.30	(2)

VenGrowth Advanced Life Sciences Fund Inc.	5% stockholder and affiliated with Jeffrey Courtney, Director	• 452,457 shares of Series C-1 Preferred Stock • 287,038 shares of Series C-2 Preferred Stock • 287,038 shares of Series C-3 Preferred Stock	50,859	$10,728,881.51

VenGrowth III Investment Fund Inc.	5% stockholder and affiliated with Jeffrey Courtney, Director	• 34,206 shares of Series C-1 Preferred Stock • 18,083 shares of Series C-2 Preferred Stock • 18,083 shares of Series C-3 Preferred Stock	3,487	$735,497.89

InterMune, Inc.	5% stockholder and affiliated with Robin Steele, former Director (resigned as of December 31, 2007)	956,794 shares of Series C-1 Preferred Stock	47,403	$9,999,999.47

Canadian Medical Discoveries Fund Inc.(3)	5% stockholder and affiliated with Donna Parr, former Director (resigned as of January 31, 2007)	• 238,384 shares of Series C-1 Preferred Stock • 143,519 shares of Series C-2 Preferred Stock • 143,519 shares of Series C-3 Preferred Stock	26,032	$5,491,484.78

Seaflower Health Ventures III, L.P.	5% stockholder and affiliated with Alex Moot, former Director (resigned as of January 31, 2007)	• 249,743 shares of Series C-1 Preferred Stock • 47,839 shares of Series C-2 Preferred Stock • 47,839 shares of Series C-3 Preferred Stock	17,114	$3,610,191.77

Investor	Related Party/ Relationship	Number and Type of Shares Purchased	Warrant to Purchase Shares of Series C-1 Preferred Stock	Aggregate Purchase Price(1)

Seaflower Health Ventures Companion Fund, L.P.	Affiliated with Alex Moot, former Director (resigned as of January 31, 2007)	1,785 shares of Series C-1 Preferred Stock	89	$18,656.06

Skyline Venture Partners Qualified Purchaser Fund IV, L.P.	5% stockholder and affiliated with Eric M. Gordon, Director	1,119,449 shares of Series C-3 Preferred Stock	55,462	$11,699,999.59	(2)

Skyline Venture Partners Qualified Purchaser Fund III, L.P.	Affiliated with Eric M. Gordon, Director	326,742 shares of Series C-3 Preferred Stock	16,188	$3,414,966.89	(2)

Skyline Venture Partners III, L.P.	Affiliated with Eric M. Gordon, Director	8,136 shares of Series C-3 Preferred Stock	403	$85,033.98	(2)

Dilip J. Mehta	Director	• 58,305 shares of Series C-1 Preferred Stock • 11,959 shares of Series C-2 Preferred Stock • 11,959 shares of Series C-3 Preferred Stock	4,074	$859,359.45

William W. Crouse	Director	• 26,048 shares of Series C-1 Preferred Stock • 4,783 shares of Series C-2 Preferred Stock • 4,783 shares of Series C-3 Preferred Stock	1,765	$372,222.22	(4)

(1)	Except as otherwise noted, purchase price paid through the conversion of outstanding principal and accrued interest on convertible notes issued in October and December 2005 and/or convertible debentures issued in December 2006.

(2)	New cash investment.

(3)	Also received a warrant exercisable for 6,146 shares of Common Stock in connection with its Common Stock holdings.

(4)	Includes a new cash investment of $99,979.72.

All outstanding shares of the Company’s Series C-1, Series C-2 and Series C-3 Preferred Stock were converted into shares of Common Stock upon the consummation of the Company’s initial public offering (“IPO”) in October 2007.

Achievement of InterMune Milestones. On February 7, 2007, upon the Company’s achievement of the first milestone under the asset purchase agreement dated December 23, 2005, as amended, with InterMune and as payment of a $7,500,000 installment of the purchase price owed to InterMune, the Company issued 358,797 shares of its Series C-2 Preferred Stock, 358,798 shares of its Series C-3 Preferred Stock and a warrant to purchase up to 35,552 shares of its Series C-1 Preferred Stock to InterMune. In addition, on September 10, 2007, upon the Company’s achievement of a second milestone under the asset purchase agreement with InterMune and as payment of an additional $7,500,000 installment of the purchase price owed to InterMune, the Company issued 358,798 shares of its Series C-2 Preferred Stock, 358,797 shares of its Series C-3 Preferred Stock and a warrant to purchase 35,553 shares of its Series C-1 Preferred Stock to InterMune. InterMune holds more than 5% of the outstanding shares of Common Stock and Robin Steele, InterMune’s Senior Vice President, General Counsel and Corporate Secretary, was designated as a member of the Company’s Board of Directors by

InterMune in December 2005. Ms. Steele served in this position through December 31, 2007. The Company would owe a future cash payment of $5.0 million to InterMune under the asset purchase agreement should the Company receive approval from the U.S. Food and Drug Administration to sell oritavancin in the United States.

Stockholders Agreements

In connection with the Series C financing transaction described above, on January 31, 2007, the Company entered into an amended and restated unanimous shareholders agreement and an amended and restated agreement among principal shareholders. These agreements included rights of first refusal, restrictions on transfer, preemptive rights and voting obligations. These agreements terminated upon the closing of the IPO.

Registration Rights Agreement

In connection with the Series C financing transaction described above, on January 31, 2007, the Company entered into an amended and restated registration rights agreement with the holders of its Preferred Stock. Pursuant to this agreement, commencing six months after the closing of the IPO, these stockholders are entitled to require the Company to register under the securities laws their shares of Common Stock (“registrable shares”) for resale. In addition, if the Company proposes to register any more of its securities under the Securities Act, either for its own account or for the account of other security holders, the holders of these rights are entitled to notice of that further registration and are entitled to have their registrable shares included in it. These rights, however, are subject to conditions and limitations, including thresholds as to minimum values of shares required for demand registration, limitations on the number of registrations that may demanded, blackout periods when shares may not be registered and the right of the underwriters of a registered offering of the Company’s Common Stock to limit the number of shares included in an offering. Holders of registrable shares can require the Company to register shares at its expense and, subject to some conditions and limitations, the Company is required to use its best efforts to effect requested registrations. Furthermore, holders of these rights may require the Company to file additional registration statements on Form S-3 for the sale of their registrable shares at any time after the Company qualifies for the use of Form S-3.

Review and Approval of Related Party Transactions

The Audit Committee of the Company’s Board of Directors reviews and approves all proposed transactions with the Company’s directors, officers and holders of more than five percent of the Company’s voting securities and their affiliates (“Related Party Transactions”), and submits any Related Party Transactions to the Company’s Board of Directors for its approval or implementation of appropriate remedial action. Prior to approving any Related Party Transaction, each of the Audit Committee and Board of Directors, respectively, considers the material facts as to the related party’s relationship with the Company or interest in the transaction. Related Party Transactions are not approved unless a majority of the members of the Board of Directors who are not interested in the transaction have approved of the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. These Reporting Persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2007 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2007.

Corporate Governance and Board of Directors Matters

Board of Directors and Board Committees

The Company’s Board of Directors is currently composed of seven Directors divided into three classes, with members of each class of Directors serving for staggered three-year terms. There are currently two Class I Directors (Messrs. Leuchtenberger and Crouse), with terms expiring upon the election and qualification of Directors at the Annual Meeting of Stockholders to be held in June 2008, two Class II Directors (Mr. Courtney and Dr. Venkatesan), with terms expiring upon the election and qualification of Directors at the Annual Meeting of Stockholders to be held in 2009, and three Class III Directors (Mr. Bohlin and Drs. Gordon and Mehta), with terms expiring upon the election and qualification of Directors at the Annual Meeting of Stockholders to be held in 2010. The Board of Directors has determined that each of Messrs. Bohlin, Courtney and Crouse and Drs. Mehta, Gordon and Venkatesan is “independent” in accordance with all requirements promulgated by the SEC, including Rule 10A-3(b)(i) pursuant to the Exchange Act, and Marketplace Rule 4350 of the NASDAQ Stock Market (“Nasdaq”), the principal trading market for shares of the Company’s Common Stock. The Board of Directors based these determinations primarily on a review of the responses of each Director to questions regarding employment and compensation history, affiliations and family and other relationships and on other relevant discussions with the Directors. Independent Directors meet at least once each year in executive session without management participation.

The Company’s Board of Directors met thirteen times and took action by written consent three times during 2007. No Director attended less than 75% of the aggregate of (1) the total number of Board of Directors meetings and (2) the total number of meetings held by all committees on which such Director served. All Directors and all nominees for election as Directors are invited to attend the Company’s Annual Meeting of Stockholders in person. The Company has not previously held an Annual Meeting of Stockholders.

The Board of Directors currently has three standing committees:

•

an Audit Committee composed of Mr. Bohlin (Chair), Mr. Courtney and Dr. Venkatesan (since February 2008), all of whom are independent for purposes of the applicable Nasdaq rules and in accordance with all requirements promulgated by the SEC, including Rule 10A-3(b)(i) pursuant to the Exchange Act.

•	a Compensation Committee composed of Mr. Crouse (Chair), Dr. Venkatesan and Mr. Courtney, all of whom are independent for purposes of the applicable Nasdaq rules.

•	a Nominating and Corporate Governance Committee composed of Dr. Gordon (Chair), Dr. Mehta and Mr. Bohlin, all of whom are independent for purposes of the applicable Nasdaq rules.

The Board of Directors has adopted a written charter for each of its standing committees. The Board of Directors has also adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, officers and Directors. Copies of these committee charters and the Code of Ethics are available on the Company’s website, www.targanta.com under the Investor Relations/Corporate Governance sections.

Audit Committee

The Audit Committee consists of Mr. Bohlin (Chair), Mr. Courtney and Dr. Venkatesan (since February 2008), each of whom satisfies the criteria for independence as defined in Nasdaq Marketplace Rule 4350, the applicable rule of the principal trading market of the Company’s Common Stock, and independence requirements of the SEC. No member of the Audit Committee has participated in the preparation of the Company’s financial statements, and each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The Board of Directors has determined that each of Mr. Bohlin and Mr. Courtney also meets the definition of “audit committee financial expert” as defined by the SEC.

The Audit Committee oversees the accounting and tax functions of the Company, including among other things the results and scope of the Company’s annual audit and other services provided by the Company’s independent registered public accounting firm and the Company’s compliance with legal matters that have a significant impact on its financial reports. The Audit Committee also consults with the Company’s management and independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for the selection, compensation, retention and replacement of the Company’s independent registered public accounting firm, establishing procedures for accounting related complaints, approving all proposed related party transactions, recommending audited financials for inclusion in the Company’s Annual Report on Form 10-K and engaging advisors as necessary.

The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed at least annually. The charter was initially approved by the Company’s Board of Directors in September 2007. A copy of the current Audit Committee charter is available on the Company’s website, www.targanta.com, under the Investor Relations/Corporate Governance sections.

The Audit Committee holds separate sessions, outside the presence of management, with the Company’s independent registered public accounting firm in conjunction with each regularly scheduled quarterly Audit Committee meeting. The Audit Committee held five meetings during the fiscal year ended December 31, 2007.

Compensation Committee

The Compensation Committee consists of Mr. Crouse (Chair), Dr. Venkatesan and Mr. Courtney. None of the members of the Compensation Committee is currently an officer or employee of the Company, and each satisfies the criteria for independence for both Nasdaq and the SEC. The independence of the Compensation Committee enables it to provide objective judgment regarding the design and implementation of the Company’s executive compensation program.

The Compensation Committee establishes salaries and incentives, including equity compensation, for the Company’s executive officers, produces an annual report for inclusion in the Company’s annual proxy statement or Annual Report on Form 10-K, and administers the Company’s 2005 Stock Option Plan (the “2005 Plan”), the Company’s 2007 Stock Option and Incentive Plan (the “2007 Plan”) and the Re-Amended and Restated Stock Option Plan of the Company’s Québec subsidiary (the “Québec Plan”). The Compensation Committee acts under a written charter that was initially approved by the Company’s Board of Directors in September 2007. A copy of the Compensation Committee charter is available on the Company’s website, www.targanta.com, under the Investor Relations/Corporate Governance sections. The Compensation Committee held four meetings and took action twice by written consent during the fiscal year ended December 31, 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Dr. Gordon (Chair), Dr. Mehta and Mr. Bohlin. None of the members of the Nominating and Corporate Governance Committee is currently an officer or employee of the Company, and each satisfies the criteria for independence for both Nasdaq and the SEC.

The Nominating and Corporate Governance Committee is primarily responsible for (1) identifying, screening and recommending to the Board of Directors appropriate candidates to serve as directors of the Company and members of other Board committees; (2) overseeing the evaluation of the Board of Directors and its various committees; (3) developing and recommending to the Board of Directors a set of corporate governance principles (the “Corporate Governance Guidelines”) applicable to the Company and the Company’s Code of Ethics, copies of each of which may be found on the Company’s website, www.targanta.com, under the Investor Relations/Corporate Governance sections; (4) monitoring compliance with and periodically reviewing the Corporate Governance Guidelines and the Code of Ethics; and (5) overseeing and advising the Board of Directors with respect to corporate governance matters.

The Nominating and Corporate Governance Committee operates under a written charter initially approved by the Company’s Board of Directors in September 2007. A copy of the charter is available on the Company’s website, www.targanta.com, under the Investor Relations/Corporate Governance sections.

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility of identifying suitable candidates for nomination to the Board of Directors and assessing their qualifications. The Nominating and Corporate Governance Committee will recommend prospective director candidates for the Board of Director’s consideration and review the prospective candidates’ qualifications with the Board of Directors; the Board of Directors shall retain the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. The Nominating and Corporate Governance Committee recommended the reelection of each of the Class I Director nominees listed in this Proxy Statement.

The Nominating and Corporate Governance Committee, which was initially constituted in September 2007, did not hold any meetings during the fiscal year ended December 31, 2007.

When considering Director candidates, the Nominating and Corporate Governance Committee takes into account all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective Director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. The Nominating and Corporate Governance Committee is responsible for establishing criteria for the selection of new Directors; however, it has not yet formally adopted such criteria.

Stockholder Recommendations for Director Nominees. The Nominating and Corporate Governance Committee will consider candidates for the Board of Directors who are recommended by the stockholders of the Company. While stockholders can submit recommendations for director nominees at any time, in order for the Nominating and Corporate Governance Committee to consider a candidate submitted by a stockholder with respect to his or her potential nomination at a particular annual or special meeting of stockholders at which directors will be elected, the Secretary of the Company must receive any such recommendation for nomination not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting of stockholders is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything to the contrary provided herein, for the Annual Meeting of Stockholders to be held on June 2, 2008, a stockholder’s notice shall be timely if delivered to the Secretary at the Company’s offices at 222 Third Street, Suite 2300, Cambridge, MA 02142 not later than the close of business on the later of the 90th day prior to the scheduled date of such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Company. As of the date of this Proxy Statement, the Nominating and Corporate Governance Committee has not received any stockholder nominee recommendations for the upcoming Annual Meeting of Stockholders.

A stockholder recommendation for nomination must be in writing and include the following information: (A) as to each person whom a stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the

Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination is to be made by such stockholder.

Communications with the Board of Directors

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for security holder communication as follows:

For security holder communications directed to the Board of Directors as a whole, security holders may send such communications to the attention of the Board of Directors via one of the two methods listed below:

By U.S. mail or expedited delivery service:

Targanta Therapeutics Corporation

222 Third Street, Suite 2300

Cambridge, MA 02142

Attn: Board of Directors

By facsimile at: (617) 577-9021, Attn: Board of Directors

For security holder communications directed to an individual Director in his or her capacity as a member of the Board of Directors, security holders may send such communications to the attention of the individual Director via one of the two methods listed below:

By U.S. mail or expedited delivery service:

Targanta Therapeutics Corporation

222 Third Street, Suite 2300

Cambridge, MA 02142

Attn: [Name of Director]

By facsimile at: (617) 577-9021, Attn: [Name of Director]

The Company will forward by U.S. mail any such security holder communication to the Board of Directors or any individual Director, as specified by the security holder. Complaints and general communications related to accounting matters will be referred to members of the Audit Committee pursuant to procedures adopted by the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion and analysis (“CD&A”) provides an overview and analysis of the Company’s executive compensation program, including each element of compensation that the Company pays to its named executive officers (“NEOs”). This CD&A addresses the following topics:

•	the role of the Compensation Committee and the Company’s management in determining compensation;

•	the objectives and philosophy of the Company’s executive compensation program;

•	the various components of the Company’s executive compensation program;

•	the compensation decision making process;

•	the employment agreements, change in control provisions and other plans in which the NEOs participate; and

•	the general direction of the Company’s executive compensation program for 2008.

In 2007, the Company’s NEOs were Mark W. Leuchtenberger, President and Chief Executive Officer; George A. Eldridge, Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary; Pierre E. Etienne, M.D., Chief Development Officer; and Thomas R. Parr, Jr., Ph.D., Chief Scientific Officer and Montreal Site Head. The Company did not have any other executive officers during 2007.

Role of Compensation Committee

The Compensation Committee is responsible for:

•	establishing the overall objectives and philosophy of the Company’s executive compensation program;

•	designing and implementing an executive compensation program that is consistent with these objectives;

•	reviewing and establishing individual performance goals for the executive officers;

•	administering the Company’s equity compensation plans in conjunction with the Board of Directors, including the determination of equity grant awards to the executive officers;

•	evaluating the performance of the executive officers; and

•	determining all elements of compensation (including salary, bonus and equity-based compensation) for the executive officers.

Role of Management

Mr. Leuchtenberger, the Company’s President and Chief Executive Officer, and Stanley Merrill, the Company’s Vice President, Human Resources, coordinate with the Compensation Committee with respect to the timing and agenda for Compensation Committee meetings. At various times during the year, Messrs. Leuchtenberger and Merrill, along with legal counsel to the Company, participate in Compensation Committee meetings. The Compensation Committee also meets in executive session without management present. The Company’s Chief Executive Officer makes recommendations to the Compensation Committee with respect to the establishment of individual performance goals for the other executive officers and, subsequently, with respect to whether those individual goals were achieved. In addition, the Company’s Chief Executive Officer makes recommendations to the Compensation Committee with respect to cash and equity compensation for the other executive officers. The Compensation Committee then exercises its discretion to make final determinations regarding compensation for the executive officers.

Objectives and Philosophy of Executive Compensation Program

The Compensation Committee has responsibility for establishing and monitoring the Company’s executive compensation program. The primary objectives of the Compensation Committee with respect to executive compensation are to attract, retain and motivate executive officers who will make important contributions to the achievement of the Company’s business goals and success. The Compensation Committee believes that the most effective executive compensation program rewards the achievement of annual, long-term and strategic goals of the Company. The Company’s executive compensation program has been designed to link short and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, and to align executive officers’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executive officers’ overall compensation to the Company’s research, development, financial and operational performance.

Based on these overall objectives and philosophy, the Compensation Committee has designed an executive compensation program that generally seeks to bring base salaries and total executive compensation in line with the companies represented in the compensation data it reviews. The Company’s executive compensation program allows the Compensation Committee to determine each component of an executive’s compensation based on a number of factors, including (a) the executive’s overall experience and skills (with an emphasis on particular industry experience); (b) the executive’s position and responsibilities in comparison to other executives at the company; (c) the demand within the Company’s market for the executive’s skills relative to other executives in the Company’s industry; and (d) relative levels of pay among the Company’s executives.

Components of the Company’s Executive Compensation Program

The principal components of the Company’s executive compensation program are base salary, annual bonus, and long-term incentives. The Compensation Committee believes that each component of executive compensation must be evaluated and determined with reference to competitive market data; individual, department, and corporate performance; the Company’s recruiting and retention goals; internal equity and consistency; and other information it deems relevant. The Company believes that in the biopharmaceutical industry, stock option awards, in addition to salary and cash incentive bonuses, are a primary motivator in attracting and retaining executives.

Base Salary

The Company provides base salaries for its executives to compensate them for their services rendered during the fiscal year. Base salary ranges for executive officers are established based on their position and scope of responsibilities, their prior experience and training, and competitive market compensation data the Company reviews for similar positions in its industry. See “Compensation Decision Making Process – Market Comparisons” below for a discussion of how the Company determines rates of base salary.

Base salaries are reviewed annually as part of the Company’s performance management program and increased for merit reasons based on the executive’s success in meeting or exceeding individual performance objectives, including basic skills such as management, communication and leadership ability, and an assessment of whether significant corporate goals, including goals related to their respective areas of responsibility, were achieved. The Company’s corporate goals target the achievement of certain research, development, financial and operational milestones. Additionally, the Company may adjust base salaries throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

The following table sets forth the rates of base salary in effect for the NEOs as of December 31, 2007, as well as the rates established for the NEOs as of January 1, 2008, which amounts reflect merit pay increases:

Name	Base Salary Rate as of December 31, 2007	Base Salary Rate as of January 1, 2008
Mark W. Leuchtenberger	$350,000	$375,000
George A. Eldridge	$275,000	$291,500
Pierre E. Etienne, M.D.	$300,000	$309,000
Thomas R. Parr, Jr., Ph.D.	$275,000	$291,500

Annual Bonus

A significant element of the cash compensation of the Company’s executive officers is an annual performance-based cash bonus. An executive’s target bonus is generally set as a percentage of base salary to reward strong performance and retain employees in a competitive labor market. Bonuses are based on the achievement of significant corporate goals, including research, development, financial and operational milestones, as well as the achievement of individual goals. Currently, all executive officers, other than the Company’s Chief Executive Officer are eligible for annual performance-based cash bonuses with a target of 25% of their base salaries. The Company’s Chief Executive Officer is eligible for an annual performance-based cash bonus with a target of 50% of his base salary. In its discretion, the Company’s Board of Directors or the Compensation Committee may increase or decrease an executive’s bonus payment (above or below the target) based on its assessment of an executive’s individual performance during a given year.

The Compensation Committee awarded the following bonuses to the NEOs for their performance during the fiscal year ended December 31, 2007, which bonuses were determined in accordance with the target bonus percentages (as described above) and the levels of achievement of corporate and individual performance goals (as described below under the heading “Compensation Decision Making Process – Corporate Performance Goals” and “ – Individual Performance Goals”) for each of the NEOs:

Name	Bonus Paid for 2007 Performance
Mark W. Leuchtenberger	$125,000
George A. Eldridge	$56,500
Pierre E. Etienne, M.D.	$50,000
Thomas R. Parr, Jr., Ph.D.	$52,700

Long-term incentives

The Company’s equity-based long term incentive program is designed to align executives’ long-term incentives with stockholder value creation. The Company believes that long-term participation by its executive officers in equity-based awards is a critical factor in the achievement of long-term corporate goals and business objectives. The Company’s 2007 Plan allows the grant to executive officers of stock options, stock appreciation rights, restricted stock, phantom stock units, unrestricted stock, cash-based awards and dividend equivalent rights (or any combination thereof), and the Company typically makes an initial equity award of stock options to new executives and annual equity grants as part of its overall executive compensation program.

Initial stock option awards. The Company typically makes an initial award of stock options to new executives in connection with the commencement of their employment. These grants generally have an exercise price equal to the fair market value of the Company’s Common Stock on the employment start date and vest in sixteen equal installments beginning on the three-month anniversary of the employment start date and then every three months thereafter. The initial stock option awards are intended to provide the executive with incentive to build value in the organization over an extended period of time and to maintain competitive levels of total compensation. The size of the initial stock option award is determined based on numerous factors, including the executive’s skills and experience, the executive’s responsibilities with the Company, internal equity and an analysis of the practices of national and regional companies in the biopharmaceutical industry.

Annual stock option awards. The Company’s practice is to make annual stock option awards as part of its overall performance management program. The Company intends that the annual aggregate value of these awards will be set near competitive median levels for companies represented in the compensation data it reviews. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to the Company’s overall philosophy and objectives. Annual grants of options to the Company’s executive officers other than its Chief Executive Officer are recommended by the Chief Executive Officer and approved by the Compensation Committee and/or the Board of Directors. Annual grants of options to the Company’s Chief Executive Officer are made by the Compensation Committee and/or the Board of Directors.

In the first quarter of 2008, the Company’s Board of Directors approved annual stock option grants to the NEOs for their performance during the fiscal year ended December 31, 2007 as follows:

Name	Number of Shares – Annual Options for 2007 Performance
Mark W. Leuchtenberger	135,000
George A. Eldridge	50,000
Pierre E. Etienne, M.D.	38,000
Thomas R. Parr, Jr., Ph.D.	45,000

Each of these annual stock option grants has an exercise price of $8.34 per share and vests in arrears in 16 equal quarterly installments commencing on the three-month anniversary of the date of grant such that all of the shares subject to these options will be fully vested and exercisable on February 6, 2012.

Other Compensation

The Company maintains broad-based benefits and perquisites that are provided to all eligible employees, including, but not limited to, health insurance, life and disability insurance, dental insurance, 401(k) plan with a Company match and paid vacation.

Compensation Decision Making Process

Except in the case of new executive hires, the Compensation Committee generally considers and makes decisions regarding compensation for the executive officers on an annual basis in the first calendar quarter of each year, which salary increases may be implemented retroactively to January 1st of such year. The Compensation Committee approves all salary increases and bonuses, and the Board of Directors, generally based on a recommendation of the Compensation Committee, approves all equity awards, if any, for executive officers. The compensation decision making process is described below.

Market Comparisons

The Company has not historically retained compensation consultants to review its policies and procedures relating to executive compensation. The decision not to engage compensation consultants historically was made based on the stage of development of the Company (including the fact that the Company was privately held until October 2007) and the availability of a wide range of compensation survey data for the biopharmaceutical industry. In light of the Company’s stage of development and the Company’s status as a newly public company, the Company’s executive compensation program continues to evolve. The Compensation Committee, with the input of management, develops the Company’s executive compensation plans by utilizing publicly available compensation data and subscription compensation survey data for companies nationally and regionally in the biopharmaceutical industry. In particular, the Compensation Committee has used data from the 2007 Radford Global Life Sciences Survey – Executive Survey (the “Radford Survey”), which the Compensation Committee believes to be a well known survey of reliable compensation data for the biopharmaceutical industry. The Compensation Committee generally targets the 50th percentile of companies in the Radford Survey for benchmarking compensation against other companies because the Compensation Committee believes that the Company needs to provide competitive compensation to attract and retain talent. The Compensation Committee does not apply this target in a rigid fashion and is not bound by the 50th percentile target. The Compensation Committee also considers competitive market practices based on the experience of the members of the Compensation Committee and contacts at executive search firms. The Company believes that the practices of other companies in the biopharmaceutical industry, both nationally and regionally, provide it with appropriate compensation benchmarks, because these companies operate in the same industry as the Company, have similar organizational structures and tend to compete with the Company for executives and other employees.

Company Performance Goals

The Compensation Committee has implemented an annual performance management program under which annual corporate goals are proposed by management and approved by the Board of Directors for the upcoming year, and annual personal goals for the executive officers are proposed by management and approved by the Compensation Committee for the upcoming year. After the completion of each year, the Compensation Committee reviews management’s recommendations with respect to the achievement of corporate and personal goals and awards bonuses to the executive officers based on the percentage of achievement. These corporate and individual goals include the achievement of qualitative and quantitative operational and financial targets and pre-defined research and development milestones, with each goal weighted as to importance by the Board of Directors or Compensation Committee. The corporate and individual goals are designed to align the compensation of the executive officers with important operational, financial and research and development objectives and timelines of the Company.

The Compensation Committee met in the first quarter of 2008 to review (with input from management) the Company’s performance with respect to the corporate goals established for 2007. The Compensation Committee exercised its discretion by reviewing the previously established 2007 corporate goals against the Company’s actual performance, considering the recommendations of management and whether the inability to achieve a particular goal was due to circumstances within or outside of management’s control. In reviewing the Company’s performance against the corporate goals established for 2007, the Compensation Committee noted that 2007 was an eventful year in light of the Company’s (a) consummation of the Series C financing transaction in January 2007 and the IPO in October 2007; (b) preparation for submission of a New Drug Application (“NDA”) to the United States Food and Drug Administration for oritavancin in the treatment of complicated skin and skin structure infections (“cSSSI”); and (c) clinical development advancements, including the Company’s commencement of a Phase 2 clinical trial entitled “Single or Infrequent Doses for the Treatment of Complicated Skin and Skin Structure Infections” or SIMPLIFI, evaluating oritavancin using a higher total dose in a single or two-part administration of therapy for patients with gram-positive cSSSI.

The corporate performance goals approved for 2007, along with the Compensation Committee’s evaluation of the Company’s actual performance against these goals, is set forth below:

•

Closing the Company’s IPO in 2007 (10% weighting) – The Compensation Committee considered the fact that, while the Company had hoped to complete an IPO that resulted in the Company raising more money at a higher valuation than it ultimately achieved, management had executed on its plan to accomplish an IPO during 2007 notwithstanding difficult conditions in the equity capital markets. As a result, the Compensation Committee determined that the Company had achieved 95% of this goal.

•	Achieving certain levels of preparation for a NDA submission for the Company’s lead product candidate oritavancin (30% weighting) – The Compensation Committee considered the progress that management had made in preparing for an NDA submission for oritavancin and the fact that, while significant progress had been made as of December 31, 2007, the overall schedule was somewhat delayed relative to the plan established at the beginning of 2007. The Compensation Committee also noted that certain aspects of the delays were due to third parties and factors beyond the control of management. Ultimately, the Compensation Committee determined that 67% of this goal had been achieved.

•

Designing and implementing an overall clinical development plan (25% weighting) – The Company’s clinical development plan for 2007 included the proposed initiation, or preparation for the initiation, of clinical trials for oritavancin for additional indications. The Compensation Committee considered the status of each of the proposed clinical trials, including the projected and actual enrollment data and timing of each proposed trial, and determined that management had achieved many of the clinical development goals in the 2007 clinical development plan. As a result, the Compensation Committee determined that the Company had achieved 65% of this goal.

•

Achieving certain levels of preparation for a European regulatory submission (10% weighting) –The Compensation Committee determined that management had made progress in preparing for a European regulatory submission and that delays in the achievement of this goal were due in large part to the decision to focus on and prioritize the NDA filing. Ultimately, the Compensation Committee determined that 50% of this goal had been achieved.

•

Developing and implementing a fully integrated launch plan with respect to oritavancin (20% weighting) – This goal included the development of plans for commercialization of oritavancin in Europe and Asia, information technology initiatives, the hiring of key commercial personnel and preparations relating to the availability of an adequate supply of bulk and finished oritavancin drug product to support commercial launch. The Compensation Committee determined that the Company had achieved 90% of this goal.

•

Making a determination with respect to clinical development of an additional indication for oritavancin (5% weighting) – The Compensation Committee considered the fact that additional pre-clinical studies were still being conducted for oritavancin with respect to an additional indication and that management was not yet in a position to make a formal recommendation to the Company’s Board of Directors as to whether to proceed or abandon this additional indication. As a result, the Compensation Committee determined that 50% of this goal had been achieved.

In describing the corporate goals for 2007, the Company has omitted from the discussion above relating to the preparation of the NDA, the clinical development plan and the additional indication for oritavancin certain information that was determined to be confidential, commercially sensitive information. The Company has adopted this approach based on its conclusion that the disclosure of this type of information could cause competitive harm to the Company. Goals related to clinical and pre-clinical development and regulatory submissions for a biopharmaceutical company are inherently competitive and, if disclosed, could provide valuable insight to the Company’s competitors. The Company believes that the goals that were omitted or described only generally are difficult to achieve because they are heavily contingent upon the development of novel antibiotics to treat serious infections, which is inherently difficult.

Given the significant goals and expectations set for 2007 and in light of the weightings and evaluations described above, the Compensation Committee determined that the Company’s overall achievement of the corporate goals approved for the year ended December 31, 2007 was 71.4%, which score represented the Compensation Committee’s determination of substantial achievement of these goals.

Individual Performance Goals

Management also proposes individual goals and performance targets for each of the Company’s executive officers for review and approval by the Compensation Committee. The individual performance of the Company’s executive officers is based on the level of achievement of corporate goals as well as on the level of achievement of individual goals and targets. Annual salary increases, annual bonuses, and annual stock option awards granted to the Company’s executive officers are tied to achievement of these corporate and individual goals.

The individual goals approved for each of the NEOs for 2007, along with the Compensation Committee’s evaluation of each executive officer’s actual performance against these goals, is set forth below:

•

Mark W. Leuchtenberger – in the case of the Company’s Chief Executive Officer, the Compensation Committee has determined that his personal goals should be the same as the Company’s corporate goals. As a result, the Compensation Committee determined that Mr. Leuchtenberger had achieved 71.4% of his goals for 2007.

•

George A. Eldridge – Mr. Eldridge’s goals for 2007 consisted of three categories (i) strategic goals (15% weighting); (ii) operational goals (75% weighting); and (iii) human capability goals (10% weighting). The strategic goals for Mr. Eldridge consisted of goals related to the Company’s budget and forecast process, the Company’s international tax strategy and the development of a strategic roadmap for the Company’s use of its information technology systems. The Compensation Committee determined that Mr. Eldridge had achieved 83.3% of these strategic goals. The operational goals for Mr. Eldridge were subdivided into three broad categories as follows: (A) goals related to the Series C financing transaction closed in January 2007 and the IPO, and goals related to the Company’s finance, accounting and treasury infrastructure and the development of an effective investor relations strategy; (B) the initiation of compliance planning for the requirements imposed on public companies by the Sarbanes-Oxley Act; and (C) goals related to the implementation of a strategic roadmap for the Company’s use of information technology systems. The Compensation Committee determined that Mr. Eldridge had achieved 104.7% of these operational goals, which included a determination that Mr. Eldridge overachieved goals related to his management of the IPO process. The human capability goals for Mr. Eldridge consisted of goals related to hiring, performance and evaluation of sufficient personnel to implement operational goals within budgeted hiring plans and personally presenting on behalf of the Company at investor-related conferences. The Compensation Committee determined that Mr. Eldridge had achieved 70% of the human capability goals.

As a result of the foregoing, the Compensation Committee determined that Mr. Eldridge had, in the aggregate, achieved 98% of his goals for 2007. However, on the recommendation of the Company’s Chief Executive Officer, the Compensation Committee determined that, as a result of Mr. Eldridge’s over-achievement on certain financial and operational goals, his overall achievement score for 2007 should be 105%.

•

Pierre E. Etienne, M.D. – Dr. Etienne’s goals for 2007 consisted of three categories (i) strategic goals, which had a 40% weighting, (ii) operational goals, which had a 50% weighting; and (iii) human capability goals, which had a 10% weighting.

Dr. Etienne’s strategic and operational goals consisted of goals and milestones related to the development and status of the Company’s lead product candidate oritavancin and other potential product candidates. In addition, Dr. Etienne’s strategic and operational goals included efforts directed at the preparation and submission of the Company’s NDA for oritavancin. The Company is not disclosing the specific performance targets for these goals because they represent confidential commercially sensitive information that the Company does not disclose to the public due to the belief that disclosure of this information would cause competitive harm to the Company. Goals related to clinical and pre-clinical development for a biopharmaceutical company are inherently competitive and, if disclosed, could provide valuable insight to the Company’s competitors. The Company believes that these goals are difficult to achieve because they are heavily contingent upon the development of novel antibiotics to treat serious infections, which is inherently difficult. The Compensation Committee determined that Dr. Etienne achieved 63% of the strategic goals set for him in 2007 and 62% of the operational goals set for him in 2007.

Dr. Etienne’s human capability goals consisted of managing the professional development of personnel associated with his area of responsibility, including certain personnel located in the Company’s Indianapolis offices. The Compensation Committee determined that Dr. Etienne achieved 60% of these human capability goals. As a result of the various weightings and evaluations, the Compensation Committee determined that Dr. Etienne had, in the aggregate, achieved 62% of his personal goals in 2007.

•

Thomas R. Parr, Jr., Ph.D. – Dr. Parr’s goals for 2007 consisted of (i) playing a key role in the Company’s Series C financing completed in January 2007 and the IPO (30% weighting with a 100% achievement determination by the Compensation Committee); (ii) assuring the quality and timeliness of certain portions of the NDA for oritavancin (10% weighting with a 95% achievement determination by the Compensation Committee); (iii) producing presentations and abstracts for international meetings in anticipation of the ultimate commercial launch of oritavancin (10% weighting with a 110% overachievement determination by the Compensation Committee); (iv) pursuing additional indications for oritavancin (20% weighting with a 88.8% achievement determination by the Compensation Committee); (v) goals related to the Company’s pre-clinical candidates (20% weighting with an 85% achievement determination by the Compensation Committee); (vi) advancing and maintaining the Company’s intellectual property estate (5% weighting with a 90% achievement determination by the Compensation Committee); and (vii) providing general business development support related to licensing opportunities (5% weighting with a 72.5% achievement weighting by the Compensation Committee).

As a result of the various weightings and evaluations, the Compensation Committee determined that Dr. Parr had, in the aggregate, achieved 92.8% of his personal goals in 2007.

2008 Compensation

In order to align executive officers’ compensation with stockholder value creation, for 2008, the Company will once again seek to link short and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives similar to the categories of objectives included in the executive compensation program in effect for the fiscal year ended December 31, 2007.

Internal Pay Equity

The Compensation Committee reviews internal pay equity among the executive officers as part of its overall compensation analysis. The Compensation Committee has not established a formal policy regarding the ratio of total compensation of the Company’s Chief Executive Officer to that of the other executive officers, but it reviews all elements of compensation for the executive officers to ensure that appropriate internal equity exists. The Compensation Committee believes that the difference between the compensation of the Chief Executive Officer and the other executive officers is appropriate, given the greater responsibilities of the Chief Executive Officer, the role that the Chief Executive Officer plays within the Company and market-based compensation from the Radford Survey.

Termination Based Compensation

Severance. Upon termination of employment, the Company’s executive officers are entitled to receive severance payments under their respective employment agreements. In determining whether to approve and setting the terms of such severance arrangements, the Compensation Committee recognizes that executives – especially highly ranked executives – often face challenges securing new employment following termination. Severance for termination without cause for executive officers other than the Company’s Chief Executive Officer ranges from 6 to 12 months of base salary. The employment agreement of the Company’s Chief Executive Officer provides that he will receive severance for a period of 12 months, paid at the rate of his then current base salary, if his employment is terminated without cause; provided that the payment period shall be extended from 12 months to 18 months if Mr. Leuchtenberger’s termination occurs after September 12, 2008, at which time he will have been employed by the Company for two years. The Company believes that its Chief Executive Officer’s severance package is in line with severance packages offered to chief executive officers of other biopharmaceutical companies represented in the compensation data it reviewed.

Acceleration of vesting of equity-based awards. In the event of a change of control, as defined in the employment agreements of the Company’s executive officers, certain provisions allow for acceleration of equity awards in case the executive officer’s employment is terminated for certain reasons after a change in control.

See “Employment Agreements” and “Potential Payments upon Termination or Change of Control” below for a detailed discussion of these provisions.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to the Company’s Chief Executive Officer and its four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company generally intends to structure the performance-based portion of its executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to the Company. The Company’s Board of Directors may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Respectfully submitted,

Compensation Committee of the Board of Directors,

William W. Crouse, Chair

Jeffrey Courtney

Jay Venkatesan

NO PORTION OF THE FOREGOING REPORT SHALL BE DEEMED “SOLICITING MATERIAL” OR INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT TARGANTA SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE. IN ADDITION, THIS REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2007 and 2006 to (1) the Company’s Chief Executive Officer, Mark W. Leuchtenberger, (2) the Company’s Chief Financial Officer, George A. Eldridge, and (3) the Company’s other most highly compensated executive officers. During the fiscal year ended December 31, 2007, the Company had only four executive officers. Amounts included under Options Awards below represent the fair value of the award calculated under Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Mark W. Leuchtenberger,	2007	$350,000		125,000	$542,065	$12,214	(3)	$1,029,279
Director, President and Chief Executive Officer	2006	100,685	(2)	—	1,000	2,457		104,142

George A. Eldridge,	2007	$252,115	(4)	56,500	$116,925	$510	(6)	$426,050
Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary	2006	59,068	(5)	—	297	142		59,507

Pierre E. Etienne, M.D.,	2007	$300,000		$50,000	$398,989	$84,766	(7)	$833,755
Chief Development Officer	2006	278,356		95,000	37,727	1,732		412,815

Thomas R. Parr, Jr., Ph.D.,	2007	$252,115	(4)	$52,700	$201,224	$29,368	(8)	$535,407
Chief Scientific Officer	2006	220,000		55,000	9,728	18,275		303,003

(1)

This column shows the amounts recognized in 2007 and 2006 for financial statement reporting purposes under SFAS 123(R), without regard to any estimate of forfeitures related to service-based vesting conditions. The exercise price of each of these grants was well in excess of the fair value of the Company’s Common Stock on the date of grant, and as a result, the SFAS 123(R) value on a per share basis was determined to be in the range of $2.32 to $2.34 for 2007 and $1.20 for 2006. See Note 13 to the Company’s Consolidated Financial Statements, “Stock Based Compensation,” included in the Company’ Annual Report on Form 10-K, filed with the SEC on March 27, 2008, for a discussion of the assumptions used in calculating the SFAS 123(R) expense. During 2007, options to purchase 57,028 shares of the Company’s Common Stock were either forfeited or expired, 33,947 of which were held by executive officers. During 2006, options to purchase 771 shares of the Company’s Common Stock were either forfeited or expired, none of which held by executive officers.

(2)	Mr. Leuchtenberger’s rate of base salary for 2006 was $350,000. Mr. Leuchtenberger commenced employment with the Company in September 2006.

(3)	Includes $4,520 paid by the Company in respect of life insurance premiums and $7,694 paid by the Company in respect of medical and dental insurance premiums.

(4)	The rates of base salary during 2007 for Mr. Eldridge and Dr. Parr were as follows: (a) prior to the completion of the Company’s Series C financing transaction at the end of January 2007, $220,000; (b) from February 2007 through the October 2007 completion of the Company’s initial public offering, $250,000; and (c) following the completion of the Company’s initial public offering in October 2007, $275,000.

(5)	Mr. Eldridge’s rate of base salary for 2006 was $220,000. Mr. Eldridge commenced employment with the Company in September 2006.
(6)	Comprised of amounts paid by the Company in respect of life insurance premiums.

(7)	Includes $2,849 paid by the Company in respect of life insurance premiums, $30,627 paid by the Company in respect of housing allowances, and $18,528 paid by the Company in respect of travel allowances and $32,762 paid by the Company in respect of tax gross-ups related to the housing and travel allowances Dr. Etienne received.

(8)	Includes $1,217 paid by the Company in respect of life insurance premiums, a $12,397 car allowance, a $11,313 housing allowance and $4,441 in non-taxable relocation expenses paid by the Company.

Grants of Plan-Based Awards

The following table presents information regarding grants of equity awards during the fiscal year ended December 31, 2007 to the NEOs. The grants listed below include grants made to the NEOs in May 2007 (alongside similar exchanges offered to the rest of the Company’s employees) in replacement of all stock options previously granted to them by the Company or one of its subsidiaries, as well as, in certain cases, grants of additional options as required pursuant to an employment agreement between the Company and a NEO.

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Mark W. Leuchtenberger	5/8/07	672,500	$4.00	$1,571,364
George A. Eldridge	5/8/07	143,749	$4.00	$336,689
Pierre E. Etienne, M.D.	5/8/07	375,000	$4.00	$868,388
Thomas R. Parr, Jr., Ph.D.	5/8/07	187,499	$4.00	$434,960

(1)	This column reflects the SFAS 123(R) grant date fair value of each award made to a NEO.

All of the stock option awards disclosed in the table above were issued under the Company’s 2005 Plan and were granted with an exercise price per share at least equal to the fair market value of the Company’s Common Stock on the date of grant, as determined by the Company’s Board of Directors.

Employment Agreements

The terms of each NEOs compensation are derived from employment agreements entered into between the Company and its NEOs and annual performance reviews conducted by the Compensation Committee, in the case of Mr. Leuchtenberger, and by the Compensation Committee after obtaining Mr. Leuchtenberger’s recommendations in the case of the other NEOs. Annual base salary increases, annual stock option awards and cash bonuses, if any, for Mr. Leuchtenberger are determined by the Compensation Committee.

Mr. Leuchtenberger recommends annual base salary increases, annual stock option awards and cash bonuses, if any, for the other NEOs, which are reviewed and approved by the Compensation Committee. The employment agreements described below were negotiated by the Company with input from management, the Board of Directors and the Compensation Committee. The terms of the employment agreements were determined based on numerous factors, including (i) a review of market-based data for each position, (ii) the compensation package that each executive had prior to joining the Company, (iii) consideration of the role that each executive was being asked to perform, (iv) input and advice from executive search firms involved in hiring the executives and (v) a review of internal pay equity issues within the executive team.

Mark W. Leuchtenberger. Pursuant to an agreement dated September 12, 2006 between the Company and Mr. Leuchtenberger, the Company agreed to employ Mr. Leuchtenberger as its President and Chief Executive Officer. The Company also agreed that so long as Mr. Leuchtenberger continues to serve as the Company’s President and Chief Executive Officer, subject to election by the stockholders, he will serve as a member of the Company’s Board of Directors. Under this agreement, Mr. Leuchtenberger’s initial annual base salary was $350,000 per year, subject to annual review and adjustment from time to time at the discretion of the Board of Directors. In February 2008, the Compensation Committee reviewed Mr. Leuchtenberger’s performance during 2007 and increased his base salary by 7.1% to $375,000. Mr. Leuchtenberger is eligible to receive an annual performance bonus of up to 50% of his base salary based upon achievement of certain milestones and performance objectives to be mutually agreed upon by the Board of Directors and Mr. Leuchtenberger. In connection with Mr. Leuchtenberger’s commencement of employment, the Company made an initial grant of options to purchase 13,332 shares of Common Stock at an exercise price of $56.40 per share pursuant to the terms and conditions of the Company’s 2005 Plan, which option vests quarterly over four years subject to acceleration in certain circumstances described below. As a result of the consummation of the Series C financing in January and February 2007, Mr. Leuchtenberger’s percentage ownership of the Company was significantly diluted, and on May 8, 2007, the Company made an additional grant of options to Mr. Leuchtenberger to purchase 672,500 shares of Common Stock, which option vests quarterly over four years subject to acceleration in certain circumstances described below, at an exercise price of $4.00 per share. By accepting this new option grant, Mr. Leuchtenberger agreed to tender for cancellation all options previously granted to him by the Company. As a condition of employment, Mr. Leuchtenberger entered into a non-competition, non-solicitation and non-disclosure agreement pursuant to which he agreed not to compete with the Company or to solicit customers or employees of the Company for a period of 12 months after the termination of his employment.

If Mr. Leuchtenberger’s employment is terminated without cause by the Company or due to his death or disability or he terminates his employment for good reason within 24 months following a change of control, he will receive the following severance benefits following his employment termination: (a) base salary for a period of 12 months, provided that the payment period shall be extended from 12 months to 18 months if Mr. Leuchtenberger’s termination occurs at a time when he has been employed by the Company for at least two years (i.e. after September 12, 2008); (b) unless termination is due to his death, that portion of any bonus (on a pro rated basis) that the Board of Directors, in its discretion, otherwise would have awarded to him as of such date; and (c) reimbursement of Mr. Leuchtenberger or his dependents for the cost of COBRA premiums (less the employee portion thereof) during the 12- or 18-month severance period. In addition, in the event that Mr. Leuchtenberger terminates his employment with the Company for good reason or the Company terminates his employment without cause at any time following a change of control, he would become vested in 100% of his then unvested options. The Company may also adjust the timing and/or amount of any payment or benefit due to Mr. Leuchtenberger to avoid the imposition of an excise tax upon him pursuant to Section 4999 of the Internal Revenue Code.

George A. Eldridge. Pursuant to an agreement dated September 25, 2006 between the Company and Mr. Eldridge, the Company agreed to employ Mr. Eldridge as its Chief Financial Officer and Treasurer. Under this agreement, Mr. Eldridge’s annual base salary was initially set at $220,000 per year and was increased to $250,000 per year upon the consummation of the Company’s Series C financing in January 2007, and further increased to $275,000 per year upon the consummation of the IPO in October 2007. Pursuant to this Agreement,

Mr. Eldridge’s base salary rate is subject to annual review and adjustment from time to time at the discretion of the Board of Directors. In February 2008, the Compensation Committee reviewed Mr. Eldridge’s performance during 2007 and increased his base salary by 6% to $291,500. Mr. Eldridge is eligible to receive an annual performance bonus of up to 25% of his base salary based upon achievement of certain milestones and performance objectives to be mutually agreed upon by the Board of Directors and Mr. Eldridge. In connection with Mr. Eldridge’s commencement of employment, the Company made an initial grant of options to purchase 3,957 shares of Common Stock at an exercise price of $56.40 per share pursuant to the terms and conditions of the Company’s 2005 Plan, which option vests quarterly over four years subject to acceleration in certain circumstances described below. As a result of the consummation of the Company’s Series C financing in January and February 2007, Mr. Eldridge’s percentage ownership of the Company was significantly diluted, and on May 8, 2007, the Company made an additional grant of options to Mr. Eldridge to purchase 143,749 shares of Common Stock, which option vests quarterly over four years subject to acceleration in certain circumstances described below, at an exercise price of $4.00 per share. By accepting this new option grant, Mr. Eldridge agreed to tender for cancellation all options previously granted to him by the Company.

As a condition of employment, Mr. Eldridge entered into a non-competition, non-solicitation and non-disclosure agreement pursuant to which he agreed not to compete with the Company or to solicit customers or employees of the Company for a period of 12 months after the termination of his employment. If Mr. Eldridge’s employment is terminated without cause by the Company or due to his death or disability or he terminates his employment for good reason within 24 months following a change of control, he will receive the following severance benefits following his employment termination: (a) base salary for a period of 6 months, provided that the payment period shall be extended from 6 months to 12 months if such termination occurs within 24 months following a change of control; (b) unless termination is due to his death, that portion of any bonus (on a pro rated basis) that the Board of Directors, in its discretion, otherwise would have awarded to him as of such date; and (c) reimbursement of Mr. Eldridge or his dependents for the cost of COBRA premiums (less the employee portion thereof) during the 6- or 12-month severance period. In addition, in the event that Mr. Eldridge terminates his employment with the Company for good reason or the Company terminates his employment without cause at any time following a change of control or within 30 days prior to a change of control, he would become vested in 100% of his then unvested options. The Company may also adjust the timing and/or amount of any payment or benefit due to Mr. Eldridge to avoid the imposition of an excise tax upon him pursuant to Section 4999 of the Internal Revenue Code.

Pierre E. Etienne, M.D. Pursuant to an agreement dated May 6, 2007, as amended, between the Company and Dr. Etienne, Dr. Etienne serves as the Company’s Chief Development Officer. Under this agreement, Dr. Etienne’s annual base salary was initially set at $300,000 per year, subject to annual review and adjustment from time to time at the discretion of the Board of Directors. In February 2008, the Compensation Committee reviewed Dr. Etienne’s performance during 2007 and increased his base salary by 3% to $309,000. Dr. Etienne is eligible to receive an annual performance bonus of up to 25% of his base salary based upon achievement of certain milestones and performance objectives to be mutually agreed upon by the Board of Directors and Dr. Etienne. Dr. Etienne was previously granted options to purchase (i) 3,332 shares of the Company’s Common Stock at $28.80 per share, (ii) 1,666 shares of Common Stock at $56.40 per share and (iii) 7,663 shares of the capital stock of the Company’s Québec subsidiary at $32.99 per share. As a result of the consummation of the Company’s Series C financing in January and February 2007, Dr. Etienne’s percentage ownership of the Company was significantly diluted, and on May 8, 2007, the Company made a grant of options to Dr. Etienne to purchase 375,000 shares of Common Stock at an exercise price of $4.00 per share pursuant to the terms and conditions of the 2005 Plan. Pursuant to an amendment to his employment agreement, the options granted to Dr. Etienne no longer vest according to the achievement of clinical milestones, but, so long as Dr. Etienne remains employed by the Company, vest on a time-based schedule. Under this new vesting schedule, 93,749 of these options were vested upon grant and the remaining options are scheduled to vest quarterly over three years, commencing on the three-month anniversary of the date of grant, subject to acceleration in certain circumstances as further described below. By accepting this new option grant, Dr. Etienne agreed to tender for cancellation all options previously granted to him by the Company and the Company’s Québec subsidiary.

Dr. Etienne entered into a non-competition, non-solicitation and non-disclosure agreement pursuant to which he agreed not to compete with the Company or to solicit customers or employees of the Company for a period of 12 months after the termination of his employment. If Dr. Etienne’s employment is terminated without cause by the company or due to his death or disability or he terminates his employment for good reason within 24 months following a change of control, he will receive the following severance benefits following his employment termination: (a) base salary for a period of 12 months; (b) unless termination is due to his death, that portion of any bonus (on a pro rated basis) that the Board of Directors, in its discretion, otherwise would have awarded to him as of such date; and (c) reimbursement of Dr. Etienne or his dependents for the cost of COBRA premiums (less the employee portion thereof) during the 12-month severance period. In addition, in the event that the Company terminates Dr. Etienne’s employment with the Company without cause following a change of control or within 30 days prior to a change of control, he would become vested in 100% of his then unvested options. The Company may also adjust the timing and/or amount of any payment or benefit due to Dr. Etienne to avoid the imposition of an excise tax upon him pursuant to Section 4999 of the Internal Revenue Code.

Thomas R. Parr, Jr., Ph.D. Pursuant to an agreement dated May 8, 2007 between the Company and Dr. Parr, Dr. Parr serves as the Company’s Chief Scientific Officer. Under this agreement, Dr. Parr’s annual base salary was initially set at $220,000 per year and was increased to $250,000 per year upon the consummation of the Company’s Series C financing in January 2007, and further increased to $275,000 per year upon the consummation of the IPO in October 2007. Pursuant to this Agreement, Dr. Parr’s base salary rate is subject to annual review and adjustment from time to time at the discretion of the Board of Directors. In February 2008, the Compensation Committee reviewed Dr. Parr’s performance during 2007 and increased his base salary by 6% to $291,500. Dr. Parr is eligible to receive an annual performance bonus of up to 25% of his base salary based upon achievement of certain milestones and performance objectives to be mutually agreed upon by the Board of Directors and Dr. Parr. Dr. Parr was previously granted (a) an option to purchase 2,082 shares of the Company’s Common Stock on March 29, 2006 at $28.80 per share and (b) an option to purchase 1,915 shares of the capital stock of the Company’s Québec subsidiary at an exercise price of $37.17. As a result of the consummation of the Company’s Series C financing in January and February 2007, Dr. Parr’s percentage ownership of the Company was significantly diluted, and on May 8, 2007, the Company made a grant of options to Dr. Parr to purchase 187,499 shares of Common Stock at an exercise price of $4.00 per share pursuant to the terms and conditions of the 2005 Plan, of which 46,875 were vested upon grant and the remaining shares are scheduled to vest quarterly over three years, subject to acceleration in certain circumstances as described below. By accepting this new option grant, Dr. Parr agreed to tender for cancellation all options previously granted to him by the Company or the Company’s Québec subsidiary.

Dr. Parr entered into a non-competition, non-solicitation and non-disclosure agreement pursuant to which he agreed not to compete with the Company or to solicit customers or employees of the Company for a period of 12 months after the termination of his employment. If Dr. Parr’s employment is terminated without cause by the Company or due to his death or disability or he terminates his employment for good reason within 24 months following a change of control, he will receive the following severance benefits following his employment termination: (a) base salary for a period of 6 months, provided that the payment period shall be extended from 6 months to 12 months if such termination occurs within 24 months following a change of control; (b) unless termination is due to his death, that portion of any bonus (on a pro rated basis) that the Board of Directors, in its discretion, otherwise would have awarded to him as of such date; and (c) reimbursement of Dr. Parr or his dependents for the cost of COBRA premiums (less the employee portion thereof) during the 6- or 12-month severance period. In addition, in the event that Dr. Parr terminates his employment with the Company for good reason or the Company terminates his employment without cause at any time following a change of control or without cause within 30 days prior to the consummation of a change of control, he would become vested in 100% of his then unvested options. The Company may also adjust the timing and/or amount of any payment or benefit due to Dr. Parr to avoid the imposition of an excise tax upon him pursuant to Section 4999 of the Internal Revenue Code.

For a description and quantification of benefits payable to the NEOs in connection with a termination of employment or a change of control, see “Potential Payments upon Termination or Change of Control” below.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options outstanding on December 31, 2007, the last day of the Company’s fiscal year, to each of the NEOs.

Name	Option Awards		Option Exercise Price ($)	Option Expiration Date
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable
Mark W. Leuchtenberger	210,156	462,344	$4.00	5/8/17	(1)
George A. Eldridge	44,920	98,829	$4.00	5/8/17	(2)
Pierre E. Etienne, M.D.	140,624	234,376	$4.00	5/8/17	(3)
Thomas R. Parr, Jr., Ph.D.	70,312	117,187	$4.00	5/8/17	(4)

(1)	Option granted under the Company’s 2005 Plan that vests as follows: quarterly in arrears over four years, beginning September 18, 2006.

(2)	Option granted under the Company’s 2005 Plan that vests as follows: quarterly in arrears over four years, beginning September 25, 2006.

(3)	Option granted under the Company’s 2005 Plan that vests as follows: 93,749 of the 375,000 shares vested immediately upon grant; the remaining shares to vest quarterly in arrears over three years, commencing on the three-month anniversary of the date of grant.

(4)	Option granted under the Company’s 2005 Plan that vests as follows: quarterly in arrears over four years, beginning April 1, 2006.

In addition to the vesting conditions stated in the table above, these option grants include an alternate vesting schedule following a change of control (see “Compensation Discussion and Analysis – Termination Based Compensation – Acceleration of vesting of equity based awards”).

Option Exercises and Stock Vested

The Company did not have any option exercises by the NEOs during the fiscal year ended December 31, 2007.

Pension Benefits

The Company does not have any qualified or non-qualified defined benefit plans.

Nonqualified Defined Contribution Plan

The Company does not have any nonqualified defined contribution plans.

Potential Payments upon Termination or Change of Control

The Company has entered into certain agreements and maintains certain plans that may require it to make certain payments and/or provide certain benefits to the NEOs in the event of a termination of employment or a change of control. See “Employment Agreements” above for a description of the severance and change in control arrangements for the NEOs. The NEOs will only be eligible to receive severance payments if each such officer signs a general release of claims. The tables below summarize the potential payments to each NEO assuming that one of the following events occurs. The tables assume that the event occurred on December 31, 2007, the last day of the Company’s fiscal year. The Company has used a per share price of the Company’s Common Stock of $9.04, which represents the closing price of the Common Stock on the Nasdaq Global Market on December 31, 2007.

Under the employment agreements for the NEOs, a change of control is defined to mean any of the following events: (i) the dissolution or liquidation of the Company, (ii) any merger or consolidation of the Company with one (1) or more corporations where the Company is the surviving corporation and the stockholders of the immediately prior to such transaction do not own at least fifty percent (50%) of the Company’s outstanding capital stock immediately after such transaction, (iii) any merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or (iv) a sale of substantially all of the assets of the Company or fifty percent (50%) or more of the then outstanding shares of capital stock of the Company to another corporation or entity.

Under the employment agreements for the NEOs, cause is defined to mean (i) employee’s incompetence or failure or refusal to perform satisfactorily any duties reasonably required of employee by the Board of Directors and/or the Company (other than by reason of disability), including employee’s continuing inattention to or neglect of his duties and responsibilities reasonably assigned to him by the Company and/or the Board of Directors; (ii) employee’s violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment, regulatory directive or agreement or employee’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; (iii) the commission or omission of or engaging in any act or practice that constitutes a material breach of employee’s fiduciary duty to the Company, involves personal dishonesty, fraud or misrepresentation on the part of employee or demonstrates a willful or continuing disregard for the best interests of the Company; (iv) employee’s engaging in dishonorable or disruptive behavior, practices or acts that would be reasonably expected to harm or bring disrepute to the Company, its subsidiaries, its business or any of its customers, employees or vendors; or (v) a breach by employee of his obligations under the non-competition, non-solicitation, non-disclosure and ownership of inventions agreement or any Company code of conduct or ethics or other Company policies or practices.

Under the employment agreements for Messrs. Leuchtenberger and Eldridge and Dr. Parr, good reason is defined to mean: (i) the failure of the Company to employ employee in his current or a substantially similar position, without regard to title, such that his duties and responsibilities are materially diminished without his consent (provided that he notifies the Company in writing of such diminution of duties within 60 days of the diminution); (ii) a reduction in employee’s base salary and/or target annual bonus without his consent (unless such reduction is in connection with a proportional reduction in compensation to all or substantially all of the Company’s employees); or (iii) a permanent relocation of employee’s primary place of employment more than 50 miles from his current site of employment without employee’s consent.

Under the employment agreement for Dr. Etienne, good reason is defined to mean: (i) the failure of the Company to employ Dr. Etienne in his current or a substantially similar position with the same reporting relationship, without regard to title, such that his duties and responsibilities are materially diminished without his written consent (provided that he notifies the Company in writing of such diminution of duties within 45 days of the diminution); (ii) a reduction in Dr. Etienne’s base salary and/or target annual bonus without his written consent (unless such reduction is in connection with a proportional reduction in compensation to all or substantially all of the Company’s employees); or (iii) a requirement that Dr. Etienne relocate his permanent personal residence to a location outside of the geographic vicinity of the Company’s present corporate headquarters, except that it shall not be good reason for Dr. Etienne to terminate his employment if the Company continues to provide Dr. Etienne with either a Company apartment in substantially the same manner as it currently does or other reasonable Company-paid accommodations in any remote location where Dr. Etienne is required to regularly perform services for the Company.

Mark W. Leuchtenberger, President and Chief Executive Officer

	Termination not for cause		Involuntary termination or resignation for good reason in connection with or following a change of control		Death		Disability
Base Salary	$350,000	(1)	$350,000	(1)	$350,000	(1)	$350,000	(1)
Bonus	$175,000	(2)	$175,000	(2)	—		$175,000	(2)
Benefits	$19,505	(3)	$19,505	(3)	$19,505	(3)	$19,505	(3)
Number of Stock Options	—		672,500	(4)	—		—
Value	—		$6,079,400	(5)	—		—
Total	$544,505		$7,296,405		$369,505		$544,505

(1)	Continuation of base salary for 12 months following termination of employment by the Company without cause, due to death or disability or on account of resignation for good reason within 24 months following a change of control. If termination occurs after Mr. Leuchtenberger has been employed for at least 24 months (i.e., after September 12, 2008), the payment period shall be extended from 12 to 18 months. Mr. Leuchtenberger’s rate of base salary was increased to $375,000 effective as of January 1, 2008. If Mr. Leuchtenberger’s employment with the Company were terminated after December 31, 2007 and on or prior to September 12, 2008, he would receive aggregate payments of salary continuation totaling $375,000. If Mr. Leuchtenberger’s employment with the Company were terminated after September 12, 2008, he would receive aggregate payments of salary continuation totaling $562,500.

(2)	Represents the maximum bonus of 50% of base salary; pursuant to his employment agreement, Mr. Leuchtenberger would be eligible to receive that portion of any bonus (on a pro rated basis) that the Board of Directors, in its discretion, otherwise would have awarded to him as of his termination date. Based on the increase in his rate of base salary effective as of January 1, 2008, if terminated after that date, Mr. Leuchtenberger would be eligible to receive a bonus (on a pro rated basis) of up to $187,500.

(3)	Represents the cost of COBRA premiums (less employee portion of premiums) for 12 months following termination. If termination occurs after Mr. Leuchtenberger has been employed for at least 24 months (i.e., after September 12, 2008), the payment period shall be extended from 12 to 18 months, resulting in aggregate cost of $29,398.

(4)	All of Mr. Leuchtenberger’s stock options would become fully vested if he terminates his employment for good reason or if the Company terminates his employment without cause at any time following a change of control.

(5)	Value upon termination is calculated using a value for the Company’s Common Stock of $9.04 per share, the closing price of the Company’s Common Stock on the Nasdaq Global Market on December 31, 2007.

George A. Eldridge, Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary

	Termination not for cause		Involuntary termination or resignation for good reason in connection with or following a change of control		Death		Disability
Base Salary	$137,500	(1)	$275,000	(1)	$137,500	(1)	$137,500	(1)
Bonus	$68,750	(2)	$68,750	(2)	—		$68,750	(2)
Benefits	$9,611	(3)	$19,505	(3)	$9,611	(3)	$9,611	(3)
Number of Stock Options	—		143,749	(4)	—		—
Value	—		$1,299,491	(5)	—		—
Total	$215,861		$1,806,495		$147,111		$215,861

(1)	Continuation of base salary for 6 months following termination. If termination occurs within 24 months following a change of control, continuation of base salary will be extended from 6 months to 12 months, resulting in aggregate payments of salary continuation of $275,000. Mr. Eldridge’s rate of base salary was increased to $291,500 effective as of January 1, 2008. As a result, if Mr. Eldridge’s employment with the Company were terminated after December 31, 2007, continuation of base salary for 6 months would result in payments to him from the Company of $145,750. Further, if Mr. Eldridge were terminated after December 31, 2007 and within 24 months of a change of control, he would receive aggregate payments of salary continuation totaling $291,500.

(2)	Represents the maximum bonus of 25% of base salary. Pursuant to his employment agreement, Mr. Eldridge would be eligible to receive that portion of any bonus (on a pro rated basis) that the Board of Directors would have awarded to him as of his termination date. Based on the increase in his rate of base salary effective as of January 1, 2008, if terminated after that date, Mr. Eldridge would be eligible to receive a bonus (on a pro rated basis) of up to $72,875.

(3)	Represents the cost of COBRA premiums (less employee portion of premiums) for 6 months following termination. If termination occurs within 24 months following change of control, such payment period shall be extended from 6 to 12 months, resulting in aggregate cost of $19,505.

(4)	All of Mr. Eldridge’s stock options would become fully vested if he terminates his employment with the Company for good reason or if the Company terminates his employment without cause at any time following a change of control or without cause within 30 days prior to a change of control.

(5)	Value upon termination is calculated using a value for the Company’s Common Stock of $9.04 per share, the closing price of the Company’s Common Stock on the Nasdaq Global Market on December 31, 2007.

Pierre E. Etienne, M.D., Chief Development Officer

	Termination not for cause		Involuntary termination in connection with or following a change of control		Death		Disability
Base Salary	$300,000	(1)	$300,000	(1)	$300,000	(1)	$300,000	(1)
Bonus	$75,000	(2)	$75,000	(2)	—		$75,000	(2)
Benefits	$—	(3)	$—	(3)	$—	(3)	$—	(3)
Number of Stock Options	—		375,000	(4)	—		—
Value	—		$3,390,000	(5)	—		—
Total	$375,000		$4,140,000		$300,000		$375,000

(1)	Continuation of base salary for 12 months following termination. Dr. Etienne’s rate of base salary was increased to $309,000 effective as of January 1, 2008. If Dr. Etienne’s employment with the Company were terminated after December 31, 2007, he would receive aggregate payments of salary continuation totaling $309,000.

(2)	Represents the maximum bonus of 25% of base salary. Pursuant to his employment agreement, Dr. Etienne would be eligible to receive that portion of any bonus (on a pro rated basis) that the Board of Directors would have awarded to him as of the termination date. Based on the increase in his rate of base salary effective as of January 1, 2008, if terminated after that date, Dr. Etienne would be eligible to receive a bonus (on a pro rated basis) of up to $77,250.

(3)	The Company is not obligated to pay the cost of COBRA premiums for Dr. Etienne because he does not participate in the Company’s medical and dental insurance plans.

(4)	All of Dr. Etienne’s stock options would become fully vested if the Company terminates his employment without cause at any time following a change of control or within 30 days prior to a change of control.

(5)	Value upon termination is calculated using a value for the Company’s Common Stock of $9.04 per share, the closing price of the Company’s Common Stock on the Nasdaq Global Market on December 31, 2007.

Thomas R. Parr, Jr., Ph.D., Chief Scientific Officer and Montreal Site Head

	Termination not for cause		Involuntary termination or resignation for good reason in connection with or following a change of control		Death		Disability
Base Salary	$137,500	(1)	$275,000	(1)	$137,500	(1)	$137,500	(1)
Bonus	$68,750	(2)	$68,750	(2)	—		$68,750	(2)
Benefits	$5,935	(3)	$12,409	(3)	$5,935	(3)	$5,935	(3)
Number of Stock Options	—		187,499	(4)	—		—
Value	—		$1,694,991	(5)	—		—
Total	$212,185		$2,238,649		$143,435		$212,185

(1)	Continuation of base salary for 6 months following termination. If termination occurs within 24 months following a change of control, continuation of base salary will be extended from 6 months to 12 months, resulting in aggregate payments of salary continuation of $275,000. Dr. Parr’s rate of base salary was increased to $291,500 effective as of January 1, 2008. As a result, if Dr. Parr’s employment with the Company were terminated after December 31, 2007, continuation of base salary for 6 months would result in payments to him from the Company of $145,750. Further, if Dr. Parr were terminated after December 31, 2007 and within 24 months of a change of control, he would receive aggregate payments of salary continuation totaling $291,500.

(2)	Represents the maximum bonus of 25% of base salary. Pursuant to his employment agreement, Dr. Parr would be eligible to receive that portion of any bonus (on a pro rated basis) that the Board of Directors would have awarded to him as of his termination date. Based on the increase in his rate of base salary effective as of January 1, 2008, if terminated after that date, Dr. Parr would be eligible to receive a bonus (on a pro rated basis) of up to $72,875.

(3)	Represents the cost of COBRA premiums (less employee portion of premiums) for 6 months following termination. If termination occurs within 24 months following change of control, such payment period shall be extended from 6 to 12 months, resulting in aggregate cost of $12,409.

(4)	All of Dr. Parr’s stock options would become fully vested if he terminates his employment with the Company for good reason or if the Company terminates his employment without cause at any time following a change of control or without cause within 30 days prior to a change of control.

(5)	Value upon termination is calculated using a value for the Company’s Common Stock of $9.04 per share, the closing price of the Company’s Common Stock on the Nasdaq Global Market on December 31, 2007.

DIRECTOR COMPENSATION

Director Compensation Policy

It is the general policy of the Board of Directors that compensation for non-employee Directors should include a mix of cash and equity-based compensation. The Company pays each member of its Board of Directors who is not an employee the following cash compensation for board services, as applicable:

•	$30,000 per year for service as a board member;

•	$12,000 per year for service as chairman of the audit committee;

•	$7,500 per year for service as chairman of the compensation committee;

•	$5,000 per year for service as chairman of the nominating and corporate governance committee;

•	$500 for each audit committee meeting attended ($1,000 for the chairman of the audit committee for each meeting attended);

•	$500 for each compensation committee meeting attended; and

•	$500 for each nominating and corporate governance committee meeting attended.

The Company will also reimburse its non-employee Directors for their reasonable expenses incurred in attending meetings of the Company’s Board of Directors and committees of the Board of Directors.

Additionally, members of the Company’s Board of Directors who are not employees of the Company will receive non-statutory stock options under the 2007 Plan. Each non-employee Director joining the Company’s Board of Directors will automatically be granted a non-statutory stock option to purchase 25,000 shares of Common Stock with an exercise price equal to the then fair market value of the Company’s Common Stock on the date such individual joins the Board of Directors. On the date of each annual meeting of the Company’s stockholders beginning with the Annual Meeting to which this Proxy Statement pertains, each non-employee Director will also automatically be granted a non-statutory stock option to purchase 10,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on the date of the annual meeting. Initial grants will vest ratably in four equal installments on the date of grant and each of the first three anniversaries of the grant date. Automatic annual grants will vest in full upon grant. All stock options granted under the 2007 Plan to non-employee Directors will have a term of up to ten years.

As a privately held company until October 2007, the Company has not historically provided cash compensation to its Directors for their services as members of the Company’s Board of Directors or for attendance at Board of Directors or board committee meetings. However, the Company’s Directors have been reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees. Under the Company’s 2005 Plan, Directors were eligible to receive stock option grants at the discretion of the Compensation Committee.

The following table sets forth a summary of the compensation earned by the Company’s Directors and/or paid to certain of the Company’s Directors (other than Mr. Leuchtenberger) during the fiscal year ended December 31, 2007. Amounts included under the header Options Awards below represent the fair value of the award calculated under SFAS 123(R).

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Garen Bohlin	$44,000	$29,523	(3)	—	$73,523
Jeffrey Courtney	$31,500	$37,674	(4)	—	$69,174
William W. Crouse	$48,000	$96,002	(5)	—	$144,002
Eric M. Gordon, Ph.D.	$35,000	$37,674	(4)	—	$72,674
Dilip J. Mehta, M.D., Ph.D.	$40,000	$56,532	(6)	—	$96,532
Jay Venkatesan, M.D.	$30,500	$37,674	(4)	—	$68,174

(1)	Represents cash retainer and meeting attendance fees.

(2)	This column shows the amounts recognized in 2007 for financial statement reporting purposes under SFAS 123(R), without regard to any estimate of forfeitures related to service-based vesting conditions. The exercise price of each of these grants was well in excess of the fair value of the Company’s Common Stock on the date of grant, and as a result, the SFAS 123(R) value on a per share basis was determined to be in the range of $2.32 and $4.96 for 2007. See Note 13 to the Company’s Consolidated Financial Statements, “Stock Based Compensation,” included in the Company’ Annual Report on Form 10-K, filed with the SEC on March 27, 2008, for a discussion of the assumptions used in calculating the SFAS 123(R) expense. During 2007, options to purchase 57,028 shares of the Company’s Common Stock were either forfeited or expired, 1,998 of which were held by Directors.

(3)	Nonqualified stock options granted on May 9, 2007, exercisable for 31,250 shares of the Company’s Common Stock at an exercise price of $4.00 per share, such shares to vest ratably on the next three annual anniversaries of grant.

(4)	Nonqualified stock options granted on October 15, 2007, exercisable for 25,000 shares of the Company’s Common Stock at an exercise price of $10.00 per share, with 6,250 shares vested upon grant and the remaining shares to vest ratably on the next three annual anniversaries of grant.

(5)	Nonqualified stock options granted on May 8, 2007, exercisable for 62,500 shares of the Company’s Common Stock at an exercise price of $4.00 per share, with 31,250 shares vested upon grant and the remaining shares vesting ratably on the next two annual anniversaries of grant.

(6)	Nonqualified stock options granted on May 8, 2007, exercisable for 36,500 shares of the Company’s Common Stock at an exercise price of $4.00 per share, with 18,250 shares vested upon grant and the remaining shares to vest ratably on the next two annual anniversaries of grant.

2007 Stock Option and Incentive Plan

The Company’s Board of Directors adopted the 2007 Plan in September 2007 and the Company’s stockholders approved the 2007 Plan in October 2007. The 2007 Plan permits the Company to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards and unrestricted stock awards. The Company initially reserved 1,258,138 shares of its Common Stock for the issuance of awards under the 2007 Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in the Company’s capitalization. In addition, the number of shares available for future grant will automatically increase each year by an amount, if any, determined by the Compensation Committee (or a similar committee of the Board of Directors performing the functions of the Compensation Committee) not later than February 28th of each year, which amount shall in no event be in excess of 3.5% of all shares of the Company’s capital stock outstanding on December 31st of the preceding year. Generally, shares that are forfeited or canceled from awards under the 2007 Plan also will be available for future awards. In addition, awards that are returned to the 2005 Plan as a result of their expiration, cancellation, termination or repurchase are automatically made available for issuance under the 2007 Plan. As of March 31, 2008, the total number of shares reserved for issuance under the 2007 Plan was 2,006,084. As of December 31, 2007, options to purchase a total of 161,000 shares of the Company’s Common Stock were outstanding under the 2007 Plan.

The 2007 Plan is administered by the Compensation Committee, or another committee of at least two independent, non-employee directors. The administrator of the 2007 Plan has full power and authority to select the participants to whom awards will be granted, to grant any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Plan.

All full-time and part-time officers and other employees, non-employee Directors and other key persons (including consultants and prospective employees) are eligible to participate in the 2007 Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the 2007 Plan. For example, no more than 3,249,400 shares of stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one-calendar-year period under the 2007 Plan.

The exercise price of stock options awarded under the 2007 Plan may not be less than the fair market value of the Common Stock on the date of the option grant and the term of each option may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2007 Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

To qualify as incentive options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders. No incentive stock option awards may be granted under the 2007 Plan after September 20, 2017.

The Company may also grant stock appreciation rights under the 2007 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s Common Stock between the exercise date and the date of grant. The administrator of the 2007 Plan determines the terms of stock appreciation rights, including when these rights become exercisable and whether to pay the increased appreciation in cash or with shares of Common Stock, or a combination thereof. The exercise price of stock appreciation rights granted under the 2007 Plan may not be less than the fair market value of the Company’s Common Stock on the date of grant.

The Company may also grant restricted stock awards under the 2007 Plan. Restricted stock awards are shares of Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator of the 2007 Plan will determine the number of shares of restricted stock granted to any recipient. The administrator may impose whatever vesting conditions it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

The Company may also grant deferred stock awards under the 2007 Plan. Deferred stock awards are units entitling the recipient to receive shares of stock paid out on a deferred basis, and subject to such restrictions and conditions, as the administrator shall determine. Certain grantees, including Directors, will be permitted to defer their compensation and receive deferred stock awards in lieu of current cash compensation. All deferred compensation will be structured to meet the requirements of Section 409A of the Internal Revenue Code. The 2007 Plan also gives the administrator discretion to grant stock awards free of any restrictions.

The Company’s Board of Directors may amend or discontinue the 2007 Plan at any time and the administrator of the 2007 Plan may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. Other than in the event of a necessary adjustment in connection with a change in the Company’s capital stock or a change of control, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options. Further, amendments to the 2007 Plan will be subject to approval by the Company’s stockholders if the amendment (1) increases the number of shares available for issuance under the 2007 Plan above and beyond the 3.5% automatic annual increases discussed above, (2) expands the types of awards available under, the eligibility to participate in, or the duration of, the plan, (3) materially changes the method of determining fair market value for purposes of the 2007 Plan, (4) is required by the Nasdaq rules or (5) is required by the Internal Revenue Code to ensure that incentive options are tax-qualified.

2005 Stock Option Plan

The Company’s Board of Directors and stockholders adopted the 2005 Plan in December 2005. Further, the Company’s Board of Directors and stockholders approved amendments to the 2005 Plan in August 2006, January 2007 and March 2007. Under the 2005 Plan, the Company previously was able to grant incentive stock options and nonqualified stock options to employees, officers, Directors, consultants and advisors of the Company. As of March 31, 2008, there were outstanding options to purchase 2,359,885 shares of Common Stock under the 2005 Plan. The Company is no longer permitted to make grants under the 2005 Plan.

The 2005 Plan is administered by the Company’s Board of Directors, which has delegated its administration authority to the Compensation Committee. The Compensation Committee previously selected the participants and established the price, terms and conditions of each option, including the vesting provisions. In addition, the Compensation Committee is authorized to cause the Company to issue shares of Common Stock upon the exercise of any outstanding options under the 2005 Plan and to interpret option agreements executed under the

2005 Plan. The Board of Directors is authorized at any time to modify or amend the 2005 Plan in any respect, except where stockholder approval is required by law or where such termination or modification or amendment affects the rights of an optionee under a previously granted option and such optionee’s consent has not been obtained.

Under the 2005 Plan, the exercise price of all options was not permitted to be less than 100% of the fair market value of the Company’s Common Stock on the date of grant or, in the case of a grant to a 10% stockholder, not less than 110% of the fair market value of the Common Stock on the date of grant. Additionally, the term of any option granted under the 2005 Plan could not exceed ten years from the date of grant.

In the event of a change of control, the Compensation Committee may provide for (a) the continuation or assumption of any outstanding options by the Company or by the surviving corporation or its parent, (b) the substitution by the surviving corporation or its parent of options with substantially the same terms for any outstanding options, (c) the acceleration of the vesting of any options outstanding immediately prior to or as of the date of the transaction, and the expiration of any outstanding options to the extent not timely exercised by the date of the transaction or (d) the cancellation of all or any portion of any outstanding options by a cash payment of the excess, if any, of the fair market value of the shares subject to such outstanding options or portions thereof being canceled over the option price.

Immediately upon termination of employment of an employee of the Company, the unvested portion of any stock option will terminate and the balance, to the extent exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such stock option could have been exercised without regard to this provision. However, in the case of employees of the Company’s Québec subsidiary, upon termination of employment, the unvested portion of any stock option granted under the 2005 Plan will vest in its entirety and will remain exercisable for the lesser of (i) a period of ninety days or (ii) the period ending on the latest date on which such stock option could have been exercised without regard to this provision. The plan provides exceptions for the vesting of options upon an individual’s death, disability or termination for cause.

Québec Plan

The board of directors of the Company’s Québec subsidiary (the “Québec Board”) adopted the Québec Plan in January 2003 and amended the Québec Plan in July 2006. Under the Québec Plan, the Québec Board was previously authorized to grant stock options to employees, officers, directors, consultants and persons working on research projects of interests to the Company’s Québec subsidiary. A maximum of 15% of the issued and outstanding shares of every class of capital stock of the Company’s Québec subsidiary were authorized for issuance under the Québec Plan. There are currently stock options exercisable for an aggregate of 3,597 common exchangeable shares of the Company’s Québec subsidiary outstanding under the Québec Plan. In December 2005, the Québec Plan was closed to further grants.

The Québec Plan is administered by the Québec Board, which previously selected the participants and established the price, terms and conditions of each option (including the vesting provisions). In addition, the Québec Board is authorized to cause the Company’s Québec subsidiary to issue shares upon the exercise of options outstanding under the Québec Plan and to interpret option agreements executed under the Québec Plan. The Québec Board is authorized at any time to modify or amend the Québec Plan in any respect, except where modification or amendment would materially increase the benefits under the Québec Plan, materially increase the number of shares of capital stock of the Company’s Québec subsidiary that would be issued under the Québec Plan, or materially modify the requirements as to eligibility for participation in the Québec Plan. The powers of the Québec Board have been removed by and are exercised by the Company in its capacity as the sole shareholder of the Québec subsidiary.

The term of any option granted under the Québec Plan could not exceed ten years from the date of grant. Immediately upon termination of employment of an employee by resignation or for cause, disability or death, the unvested portion of any stock option is forfeited and the balance, to the extent exercisable, will remain exercisable for the lesser of (i) a period of sixty days or (ii) the period ending on the latest date on which such stock option could have been exercised without regard to this provision. However, if an employee is terminated for a reason other than cause, all of such employee’s stock options issued under the Québec Plan shall automatically become vested and remain exercisable for the period ending on the latest date on which such stock option could have been exercised.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of any other entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company. No person who served as a member of the Compensation Committee was, during the fiscal year ended December 31, 2007, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure herein.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for the selection, compensation, retention and replacement of the Company’s independent registered public accounting firm, establishing procedures for accounting related complaints, approving all proposed related party transactions, recommending audited financials for inclusion in the Company’s Annual Report on Form 10-K and for providing assistance to the Company’s Directors in fulfilling their responsibility to the stockholders, potential stockholders and investment community relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee’s purpose is more fully described in its charter, which the Audit Committee reviews and assesses on an annual basis. The Audit Committee’s charter was adopted by the Board of Directors in September 2007. The Audit Committee will review its charter on an annual basis.

The Audit Committee is currently composed of Garen Bohlin (Chair), Jeffrey Courtney and Jay Venkatesan. Each of the Audit Committee members satisfies the criteria for independence as defined in Marketplace Rule 4350 of Nasdaq, the principal trading market of the Company’s Common Stock, and Rule 10A-3 under the Exchange Act. No member of the Audit Committee has participated in the preparation of the Company’s financial statements, and each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The Board of Directors has determined that both Garen Bohlin and Jeffrey Courtney meet the definition of “audit committee financial expert” as defined by the SEC.

As part of the procedures for accounting related complaints that were established by the Audit Committee, contact information has been provided for each member of the Audit Committee and the executive officers designated to receive complaints. The Company’s Audit Committee Complaint Procedures and Whistleblower Policy also notes that notification of questionable accounting or auditing matters may be made to members of the Audit Committee, either directly or anonymously. The Audit Committee has the authority to investigate any matter within the scope of its authority and to retain outside counsel and other advisors to assist it with any such investigation.

Management has primary responsibility for the preparation of the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

The Company’s independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues the Company’s independent registered public accounting firm believes should be raised with the Company.

The Audit Committee has selected and appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and has asked the Board of Directors to include a proposal for stockholder ratification of this selection in this Proxy Statement. If the stockholders do not ratify the Audit Committee’s selection of Ernst & Young LLP, the Audit Committee will reconsider its selection and appointment.

The Audit Committee is responsible for recommending to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for the fiscal year ended December 31, 2007. First, the Audit Committee obtained from Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007, the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP its independence from the Company and its management. Second, the Audit Committee discussed and reviewed with Ernst & Young LLP all matters required to be discussed by generally accepted auditing standards, including those described in the Statement on Auditing Standards 61, as modified or supplemented. The Audit Committee conducted these discussions with the Company’s independent registered public accounting firm with and without management present. These communications and discussions were intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Finally, the Audit Committee reviewed and discussed with the Company’s management and Ernst & Young LLP the Company’s audited consolidated balance sheet as of December 31, 2007, and consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007.

Based on the review, communications and discussions with management and Ernst & Young LLP described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company, as well as certain material subsequent events, be included in the Company’s 2007 Annual Report on Form 10-K.

Respectfully submitted,

Audit Committee of the Board of Directors,

Garen Bohlin, Chair

Jeffrey Courtney

Jay Venkatesan

NO PORTION OF THE FOREGOING REPORT SHALL BE DEEMED “SOLICITING MATERIAL” OR INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT TARGANTA SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE. IN ADDITION, THIS REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since fiscal year 1998. In accordance with Section 10A(i) of the Exchange Act, Rule 10A of Regulation S-K and Rule 2-01 of Regulation S-X, the Audit Committee has engaged Ernst & Young LLP to perform all auditing services for the benefit of the Company (including the performance of any audit required by the Exchange Act) and to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. A representative from Ernst & Young LLP is expected to attend the Annual Meeting and to be available to answer questions. Ernst & Young LLP representatives will also have the opportunity to make a statement at the Annual Meeting if they desire. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection and appointment of the Company’s independent registered public accounting firm.

Fees Paid to the Company’s Independent Registered Public Accounting Firm

Audit Fees. Aggregate fees for professional services rendered by Ernst & Young LLP in connection with its audits of the Company’s consolidated financial statements and its reviews of the Company’s unaudited consolidated interim financial statements were $967,277 for the year ended December 31, 2007 (which includes fees related to audit services in connection with the IPO) and $270,132 for the year ended December 31, 2006. Ernst & Young LLP also reviewed the Company’s Quarterly Report on Form 10-Q for the third fiscal quarter of the fiscal year ended December 31, 2007.

Audit-Related Fees. The Company did not incur any audit-related fees during the fiscal years ended December 31, 2007 or 2006.

Tax Fees. The Company incurred $133,970 in fees during the fiscal year ended December 31, 2007 for tax consultation and compliance work performed by Ernst & Young LLP in connection with the migration of the Company’s intellectual property offshore, the establishment of qualified cost-sharing agreements to support the Company’s future international operations and research into certain Canadian tax matters. The Company incurred $23,759 in fees for tax-related work performed by Ernst & Young LLP during the fiscal year ended December 31, 2006 related to the December 2005 restructuring of the Company, the Company’s acquisition of oritavancin and certain Canadian tax matters.

All Other Fees. The Company did not incur any fees during the fiscal years ended December 31, 2007 or 2006 for other services performed by Ernst & Young LLP.

The Audit Committee of the Board of Directors has determined that the provision of the services as set forth above is compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Pre-Approval Process

The Audit Committee must pre-approve all audit and permitted non-audit services for which the Company’s independent registered public accounting firm may be engaged. Of the services described above performed by Ernst & Young LLP in fiscal 2007, all were pre-approved by the Audit Committee and in 2007 no fees were paid under a de minimus exception that waives pre-approval for certain non-audit services.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND ACCORDINGLY RECOMMENDS A VOTE FOR ITEM 2 ON THE ENCLOSED PROXY CARD.

Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders must be received at the Company’s principal executive offices no later than March 4, 2009. Under the Company’s Amended and Restated By-laws, stockholders who wish to make a proposal at the Company’s next annual meeting of stockholders – other than one that will be included in the Company’s proxy materials – must notify the Company no earlier than February 2, 2009 and no later than March 4, 2009. If a stockholder who wishes to present a proposal fails to notify the Company by March 4, 2009, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s Amended and Restated By-laws, the proposal is brought before the meeting, then, under the SEC’s proxy rules, the proxies solicited by management with respect to the Company’s next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail – Return Receipt Requested to Targanta Therapeutics Corporation, 222 Third Street, Suite 2300, Cambridge, MA 02142, Attention: Daniel S. Char, Secretary.

Householding of Annual Meeting Materials

The Company’s Annual Report, including audited financial statements for the fiscal year ended December 31, 2007, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, the Company may deliver only one annual report and one proxy statement to multiple stockholders sharing an address. This delivery method, called “householding,” will not be used, however, if the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household receives only one copy of the Company’s Annual Report and one copy of this Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who makes a request to Targanta Therapeutics Corporation, 222 Third Street, Suite 2300, Cambridge, MA 02142, (617) 577-9020, Attention: Daniel S. Char. You can also notify your bank or broker that you would like to receive separate copies of Targanta Therapeutic Corporation’s annual report. Even if your household receives only one Annual Report and one Proxy Statement, a separate proxy card should be provided for each stockholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope. If your household receives multiple copies of Targanta Therapeutic Corporation’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling the Company.

REVOCABLE PROXY

TARGANTA THERAPEUTICS CORPORATION

Annual Meeting of Stockholders of TARGANTA THERAPEUTICS CORPORATION

June 2, 2008

The undersigned, revoking all prior proxies, hereby appoints Mark W. Leuchtenberger and George A. Eldridge, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of the capital stock of Targanta Therapeutics Corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110 at 10 A.M. local time and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2008, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above ---- Co-holder (if any) sign above

Please sign exactly as your name appears on your stock certificate.

When signing as an attorney, executor, administrator, trustee or guardian, please provide your full title as such. If a corporation, please sign in full corporate name by an authorized officer.

	For	With- hold	For All Except

1. Election of Directors: To elect two members of the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.	[ ]	[ ]	[ ]

Mark W. Leuchtenberger
William W. Crouse

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark

“For All Except” and write each such nominee’s name in the space provided below.

	For	Against	Abstain

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	[ ]	[ ]	[ ]

3.  To transact such other business as may properly come before the meeting and any adjournments thereof.

PLEASE CHECK IF YOU PLAN TO ATTEND THE ANNUAL MEETING                                [    ]

The Board of Directors recommends a vote FOR the foregoing proposals. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TARGANTA THERAPEUTICS CORPORATION.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.